UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

FLEX FUEL TECHNOLOGIES, INC.

(Name of small business issuer in its charter)

NEVADA	2860	01-0909798
(State or other jurisdiction of organization)	(Primary Standard Industrial Classification Code)	(Tax Identification Number)

7841 NW 46th Street Lauderhill, FL 33351 (904) 894-4659 (Address and telephone number of registrant's executive office)	United States Corporation Agents, Inc. 500 N Rainbow Blvd., Suite 89107 Las Vegas, NV 89107 (Name, address and telephone number of agent for service)

With copies to:

Joseph Sanchez, Esq.

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of Shares to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)		Amount of registration fee(1)

Common Stock for sale by selling stockholders	10,354,217	$.25		$2,588,554		$296.65
Total			$		$

(1)	The proposed maximum offering price is based on the estimated high end of the range at which the common stock will initially be sold.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

Prospectus Subject to Completion dated June, 2013

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FLEX FUEL TECHNOLOGIES, INC.

10,354,217 Shares of

Common Stock

This prospectus relates to periodic offers and sales of up to 10,354,217 shares of common stock by the selling security holders. We will not receive any proceeds from the sale of common stock by the selling stockholders. We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by the selling stockholders will be borne by the selling shareholder(s).

	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to company (2)
Per Share	$.25	-0-	-0-
Total Offering	$0	-0-	-0-

(1)	Represents the maximum underwriting discounts and commissions we will pay if broker-dealers are used to sell our directly offered shares. As of the date of this prospectus we do not have any underwriting agreements.
(2)	Proceeds to us are shown before deducting ancillary expenses payable by us in connection with the offering, estimated at approximately $9,200 including legal and accounting fees and printing costs.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. For a description of the plan of distribution of these shares, please see page 12 of this prospectus.

Investing in our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 4 to read about certain risks you should consider carefully before buying our shares. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

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TABLE OF CONTENTS

SUMMARY OF OUR OFFERING	1
RISK FACTORS	5
RISKS RELATING TO OUR BUSINESS	5
RISKS RELATED TO OUR COMMON STOCK	7
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	9
USE OF PROCEEDS
DETERMINATION OF OFFERING PRICE	10
DILUTION
PLAN OF DISTRIBUTION
SELLING SECURITY HOLDERS	10
DESCRIPTION OF SECURITIES	15
INTERESTS OF NAMED EXPERTS AND COUNSEL	17
DESCRIPTION OF BUSINESS	18
DESCRIPTION OF PROPERTY	35
LEGAL PROCEEDINGS	35
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	36
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	37
OFF-BALANCE SHEET ARRANGEMENTS	38
EXECUTIVE COMPENSATION	38
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	39
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	40
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	41
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION	41
FINANCIAL STATEMENTS	42

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SUMMARY OF OUR OFFERING

Prospectus Summary

This summary highlights selected information about our company, Flex Fuel Technologies, Inc. This summary is intended to highlight information contained elsewhere in this prospectus. You should carefully read the entire prospectus, including the section entitled “Risk Factors.”

Our Business

Flex Fuel Technologies, Inc. (the “Company”) is a development stage company. The Company was organized under the laws of the state of Nevada on July 21, 2008.

Flex Fuel Technologies, Inc. is in the process of developing an E85 conversion technology to take advantage of the growing demand for the use of an alternative and renewable fuel: ethanol (E85). With our product, consumers will have the ability to use E-85 as an alternative fuel product.

Along with E85 made from traditional crop sources such as corn and sugarcane, a new form is under development that will completely revolutionize the entire energy industry. This new form, cellulosic ethanol, can be made from non-food feedstocks including switchgrass, wood waste and even used tires. We believe that production costs should be low enough to make E85 a viable fuel alternative.

The real question is how does the average vehicle owner have the opportunity to use this cost saving alternative fuel? Currently the The E85 Flex Fuel Technologies Kit is the answer. It enables consumers to keep their current vehicles and convert them to use E85 rather than having to buy new flex fuel vehicles. With the technology installed, almost any gasoline fuel injected passenger car and light truck will be able to use E85, gasoline, or any combination of both fuels.

Our principal executive offices are located at 7841 NW 46th Street, Lauderhill, Florida 33351 and our telephone number is (904) 894-4659.

Our Financial Situation

Since inception of our Company we have incurred only losses. Our auditors have indicated that there is substantial doubt regarding our ability to continue as a going concern. The opinion issued by our auditors reflects uncertainty regarding whether we have sufficient working capital available to enable the Company to continue operating as a going concern.

We will not be able to complete the development of our business plan or commence operations without additional financing. We have no history of operating profits, we have limited funds and we will continue to incur operating losses in the foreseeable future.

If we cannot operate profitably, we may have to suspend or cease operations. Our current funds will not sustain the Company’s operations for the next year. In order to become profitable, we will need to generate revenues to offset our cost of sales and marketing, and general and administrative expenses. If we do not become profitable, we will need to raise additional capital to sustain our operations. However, we may be unable to secure additional financing on terms acceptable to us and we may not even be able to obtain any financing at all. If our losses continue and we are unable to secure sufficient additional financing, we may ultimately fail as a business and any investment would be lost in its entirety.

Recent Developments

We are a development stage company that has just begun to commence our planned principal strategic operations and have no significant assets. Our business plan was designed to create a viable business. We have filed this registration statement in an effort to become a fully reporting company with the Securities and Exchange Commission in order to enhance our ability to raise additional capital. Our operations to date have been devoted primarily to startup and development activities, which include the following:

1. Formation of the Company

2. Development of our business plan, and

3. Initial capitalization of the Company.

Flex Fuel Technologies is attempting to become fully operational. In order to generate revenues, we must successfully address the following areas:

1. Start Production of Primary Products: The Company must actively seek additional strategic relationships and alliances in the alternative energy sector.

2. Develop and Implement a Marketing Plan: In order to promote our Company and establish our public presence, we believe we will be required to develop and implement a comprehensive marketing plan to sell our ethanol alternative energy products. We intend to market initially through a website and by attending trade shows. Without any marketing campaign, we may be unable to generate interest in or awareness of our Company.

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3. Create Customer Loyalty: We are a small, start-up company that has not generated any significant revenues and lacks a stable customer base. It is critical that we begin to establish relationships to potential customers by promoting quality products and services and then delivering on a consistent basis.

Our Offering

This prospectus relates to the sale of a total of 10,354,217 shares of our common stock by our selling security holders. Up to 10,354,217 shares may be sold by the selling stockholders as set forth under the caption “Selling Stockholders”. The distribution of the shares by the Selling Stockholders is not subject to any underwriting agreement. We will receive none of the proceeds from the sale of the shares by the Selling Stockholders. We will bear all expenses of the registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.

Summary of Selected Financial Information

The following table sets forth summary financial data derived from Flex Fuel Technologies’ financial statements. The data should be read in conjunction with the financial statements and the related notes thereto as well as the “Management’s Discussion and Plan of Operation” included elsewhere in this Prospectus.

Financial Data Summary

Balance Sheet Data

ASSETS		March 31, 2013
Cash	$
Total Assets	$

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable	$	- 0 -
Total Current Liabilities	$	- 0 -

STOCKHOLDERS’ EQUITY

Common stock: $.00001 par value 40,000,000 shares authorized ___________ shares issued and outstanding

Additional paid-in-capital
Accumulated Deficit

Total stockholders’ equity

Total liabilities and stockholders’ equity	$
3

Statements of Operations Data

Inception on July 21, 2008 to March 31, 2013
Revenues	$	- 0 -

Operating Expenses	$

Earnings (Loss)	$

Weighted average number of shares of common stock outstanding

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RISK FACTORS

Investment in the securities offered hereby involves a high degree of risk and is suitable only for investors of substantial financial means who have no need for initial liquidity in their investments. Prospective investors should carefully consider the following risk factors:

RISKS RELATING TO OUR BUSINESS

We are a development stage company and we have no operating history upon which you can base an investment decision

Our Company was formed on July 21, 2008, and we have no operating history upon which you can make an investment decision, or upon which we can accurately forecast future sales. You should, therefore, consider us subject to the business risks associated with a new business. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation and initial operations of a new business.

Our auditors have expressed substantial doubt about our ability to continue as a going concern

Our auditor’s report on our December financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our Officer may be unable or unwilling to loan or advance any capital to Flex Fuel Technologies, we believe that if we do not raise at least $200,000 from future private placement of our securities, we may be required to suspend or cease the implementation of our business plans within 12 months.

We have no customers to date; and may not develop sufficient customers to stay in business in the future

Flex Fuel Technologies has not sold any products and may be unable to do so in the future. If the Company is unable to develop sufficient customers for its products, it will not generate enough revenue to sustain its business resulting in business failure and complete loss of any investment(s) made into the Company.

If we are unable to establish and maintain relationships with retailers or attract customers, we would not be able to continue with operations

We intend to establish relationships with those engaged in the alternative energy industry. The alternative energy industry includes renewable fuel products. There is intense competition for these relationships with current product providers and we may not be able to attract and retain retailers or customers’ interest in light of competitors with larger budgets and pre-existing relationships. If we cannot successfully secure these relationships our business would fail and any investment made into the Company would be lost in its entirety.

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Our success is dependent on current management who may be unable to devote sufficient time to the development of our business plan, which could cause the business to fail

Flex Fuel Technologies, Inc. is heavily dependent on the limited industry experience that our Officer and Director, Michael Giordano, brings to the Company. He has been and continues to expect to be able to commit full time to the development of Flex Fuel Technologies’s business plan in the next twelve months.

As a result of becoming a reporting company, our expenses will increase significantly

As a result of becoming a reporting company whose shares are registered pursuant to Section 12 of the Securities Act, our ongoing expenses are expected to increase significantly, including expenses in compensation to our officer, ongoing public company expenses, including increased legal and accounting expenses as a result of our status as a reporting company, and expenses incurred in complying with the internal control requirements of the Sarbanes-Oxley Act. These increased expenses may negatively impact our ability to become profitable.

Changing and unpredictable market conditions may impact the demand for our products

There can be no guarantee that current demand for renewable fuel products will continue. If other energy companies are successful developing technologies, like hydrogen fuel cells, then any carbon based fuel system may become obsolete and undesirable in the marketplace. In such a scenario, our products may no longer be salable to our prospective customers.

We will rely on others for production of our biofuel products. Any interruptions of these arrangements would disrupt our ability to fill customers' orders and have a material impact on our ability to operate

We will be required to obtain products for our product by direct manufacture. Any increase in labor, equipment, or other production costs could adversely affect our cost of sales. The manufacture of our product is time-consuming and might result in unforeseen manufacturing and operations problems. If we are unable to meet manufacturing commitments, it will adversely affect our ability to fill customer orders in accordance with required delivery, quality, and performance requirements. If this were to occur, the resulting decline in revenue would harm the business.

Any material increase in the cost of the materials used to manufacture our products would have a material adverse effect on our cost of sales.

Our products’ creation depends on a readily available supply of materials, specifically sugar cane and sorghum. Should either of these products become unavailable or, if the price rises to levels making it impossible to remanufacture our product for sale at reasonable costs, our business could suffer and become unsustainable. Because of the size of our business, we are subject to the vagaries of several commodity markets, including sugar, corn and soybeans.

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These markets have been historically volatile and unpredictable. If we are not able to engage in some level of hedge against future price increases by trading in the open market, we may be unable to remanufacture our product(s) at reasonable enough cost to sustain operations.

RISKS RELATED TO OUR COMMON STOCK

We are controlled by our current officer, director and principal stockholders

Our officer and director and principal founding stockholders beneficially own approximately 38% of the outstanding shares of our common stock. If the full amount of common shares offered through this registration statement is subscribed for, our officer and director and founding shareholder would control 38% of the issued and outstanding common stock This controlling interest may have a negative impact on the market price of our common stock by discouraging third-party investors.

If you purchase shares in this offering, you will experience immediate and substantial dilution

The $0.25 per share offering price of the common stock being sold under this prospectus has been set based on the private placement price of our shares. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Accordingly, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities.

There is currently no market for Flex Fuel Technologies, Inc. common stock, but if a market for our common stock does develop, our stock price may be volatile

There is currently no market for our common stock and there is no assurance that a market will develop. If a market develops, it is anticipated that the market price of our common stock will be subject to wide fluctuations in response to several factors including:

o	The ability to complete the development of Flex Fuel Technologies in order to provide those alternative energy products to the public;

o	The ability to generate revenues from sales;

o	The ability to generate brand recognition of the Flex Fuel Technologies products and services and acceptance by consumers;

o	Increased competition from competitors who offer competing products; and

o	Flex Fuel Technologies financial condition and results of operations.

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While Flex Fuel Technologies expects to have a market marker apply for listing on the OTC Markets OTCQB (OTCBB), we may not be approved and even if approved, we may not be approved for trading on the OTCQB; therefore, shareholders may not have a market to sell their shares either in the near term or in the long term

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service. While we expect to have a market marker apply to the OTC Markets OTCQB, we may not be approved to trade on the OTCQB, and we may not meet the requirements for listing on the OTCQB.  If we do not meet the requirements of the OTCQB, our stock may then be traded on the “Pink Sheets,” and the market for resale of our shares would decrease dramatically, if not be eliminated.

There are legal restrictions on the resale of the common shares offered, including penny stock regulations under the U.S. Federal Securities laws. These restrictions may adversely affect the ability of investors to resell their shares

We anticipate that our common stock will continue to be subject to the “penny stock” rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their shares.

Future sales of the Company’s common stock by the selling shareholders could cause our stock price to decline

We cannot predict the effect, if any, that market sales of shares of the Company’s common stock or the availability of shares for sale will have on the market price prevailing from time to time. Sales by the Selling Shareholders named herein of our common stock in the public market, or the perception that sales by the Selling Shareholders may occur, could cause the trading price of our stock to decrease or to be lower than it might be in the absence of those sales or perceptions.

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We have limited financial resources at present, and proceeds from the offering may not be used to fully develop its business

Flex Fuel Technologies has limited financial resources at present. As of March 31, 2013 it had $_________ of cash on hand. If it is unable to develop its business plan, it may be required to divert certain proceeds from the sale of its stock to general administrative functions. If Flex Fuel is required to divert some or all of proceeds from the sale of stock to areas that do not advance the business plan, it could adversely affect its ability to continue by restricting the Company’s ability to become listed on the OTCQB; advertise and promote the Company and its products; travel to develop new marketing, business and customer relationships; and retaining and/or compensating professional advisors.

These risk factors, individually or occurring together, would likely have a substantially negative effect on our business and would likely cause it to fail.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements relating to revenue, revenue composition, demand and pricing trends, future expense levels, competition in our industry, trends in average selling prices and gross margins, the transfer of certain manufacturing operations to contract manufacturers, product and infrastructure development, market demand and acceptance, the timing of and demand for products, customer relationships, employee relations, plans and predictions for acquired companies and assets, future acquisition plans, restructuring charges, the incurrence of debt, and the level of expected capital and research and development expenditures. Such forward-looking statements are based on the beliefs of, estimates made by, and information currently available to the Company’s management and are subject to certain risks, uncertainties and assumptions. Any other statements contained herein (including without limitation statements to the effect that the Company or management “estimates,” “expects,” “anticipates,” “plans,” “believes,” “projects,” “continues,” “may,” “could,” or “would” or statements concerning “potential” or “opportunity” or variations thereof or comparable terminology or the negative thereof) that are not statements of historical fact, reflect our current views with respect to future events and financial performance, and any other statements of a future or forward looking nature are forward looking statements. The actual results of the Company may vary materially from those expected or anticipated in these forward-looking statements. The realization of such forward-looking statements may be impacted by certain important unanticipated factors, including those discussed in “Risk Factors” and elsewhere in this prospectus.

Because of these and other factors that may affect our operating results, our past performance should not be considered as an indicator of future performance, and investors should not use historical results to anticipate results or trends in future periods. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers should carefully review the risk factors described in this and other documents that we file from time-to-time with the Securities and Exchange

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Commission, including subsequent Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

DETERMINATION OF OFFERING PRICE

The $0.25 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value.

SELLING SECURITY HOLDERS

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “selling” shareholders”. Each Selling Stockholder purchased the securities registered hereunder in the ordinary course of business of the Company. Other than registration rights granted by the Company in connection with the issuance of such securities at the time of purchase of the securities to be resold, no Selling Stockholder had any agreement or understanding, directly or indirectly with any person to distribute the securities. The Selling Stockholders and any underwriters, broker-dealers or agents participating in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any profit from the sale of such shares by the Selling Stockholders and any compensation received by any underwriter, broker-dealer or agent may be deemed to be underwriting discounts under the Securities Act. The Selling Stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and

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otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

To our knowledge, there are currently no plans, arrangements or understandings between any Selling Stockholder and any underwriter, broker-dealer or agent regarding the sale of shares of our common stock by the Selling Stockholders. The Selling Stockholders will pay all fees, discounts and brokerage commissions in connection with any sales, including any fees to finders.

Any shares of common stock covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The shares of our common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states, the shares of our common stock may not be sold unless they have been registered or qualified for sale or the sale is entitled to an exemption from registration.

Under applicable rules and regulations under Regulation M under the Exchange Act, any person engaged in the distribution of the common stock may not simultaneously engage in market making activities, subject to certain exceptions, with respect to the common stock for a specified period set forth in Regulation M prior to the commencement of such distribution and until its completion. In addition and with limiting the foregoing, the Selling Stockholders will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the common stock by Selling Stockholders. The foregoing may affect the marketability of the common stock offered hereby. There can be no assurance that any Selling Stockholders will sell any or all of the common stock pursuant to this prospectus.

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We will pay all expenses of preparing and reproducing this prospectus with respect to the offer and sale of the shares of common stock registered for sale under this prospectus, including expenses or compliance with state securities laws and filing fees with the SEC.

The Company is registering for offer and sale by the holders thereof 10,354,217 shares of common stock held by such shareholders. All the Selling Shareholders’ Shares registered hereby will become tradeable on the effective date of the registration statement of which this prospectus is a part.

The following table sets forth ownership of the shares held by each person who is a selling shareholder.

Name	Shares Beneficially Owned Prior To Offering	Percent Beneficially Owned Before Offering(1)	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Brian Martech	2,400,000	7.6%	600,000	1,800,000	5.7%
Alan Watt	1,200,000	3.8%	0	1,200,000	3.8%
Michael Zaki	1,250,000	3.8%	500,000	750,000	2.4%
Michael Giordano	11,917,500	37.7%	2,000,000	9,917,500	31.3%
Zoran Filipi	40,000	%	10,000	30,000	%
Jon Pealy	1,250,000	3.8%	500,000	750,000	2.4%
Joseph Koncelik	40,000	%	10,000	30,000	%
Dan Kocks	40,000	%	10,000	30,000	%
Gerald Simonson	47,500	%	11,875	35,625	%
David Knox	70,000	%	17,500	52,500	%
Fred Mocking	5,000	%	1,250	3,750	%
Jason Brenal	8,000	%	2,000	6,000	%
Wilbert Ho	15,000	%	3,750	11,250	%
Dennis Dahlquist	115,000	%	28,750	86,250	%
Karen Hurst	8,000	%	2,000	6,000	%
Richard Finkbeiner	10,000	%	2,500	7,500	%
Bay Street Financial	200,000	%	-0-	200,000	%
William Stephens	80,000	%	20,000	60,000	%
Ray Bissell	96,560	%	24,140	72,420	%
Leon Gainen	89,650	%	22,500	67,150	%
John DeMartini	93,700	%	26,500	67,200	%
Stephen Romsdahl	72,100	%	18,025	54,075	%
Donna Sweesy	15,000	%	3,750	11,250	%
Richard Brune	10,000	%	2,500	7,500	%
Paul Katzer	25,460	%	6,365	19,095	%
Linda Woodruff	105,440	%	26,360	79,080	%
Brian Primeau	110,850	%	27,712	83,138	%
Jonathan Grimm	46,400	%	11,600	34,800	%
Darryl Keller	45,600	%	11,400	34,200	%
Jordan Woodruff	23,000	%	5,750	17,250	%

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Robert Clark	26,960	%	6,740	20,220	%
Carl Pitter	5,000	%	1,250	3,750	%
Alan Cohen	50,000	%	12,500	37,500	%
Florence Wishman	50,000	%	12,500	37,500	%
Jeff Brown	25,000	%	6,250	18,750	%
Elizabeth James	50,000	%	12,500	37,500	%
Anthony Waschevski	64,000	%	16,000	48,000	%
Ann McElliott	5,000	%	1,250	3,750	%
Bryan Steffen	12,000	%	3,000	9,000	%
Thomas Bennett	12,000	%	3,000	9,000	%
Thomas Pelnarsch	50,000	%	12,500	37,500	%
John Black	10,000	%	2,500	7,500	%
Carol Brunalli	12,000	%	3,000	9,000	%
Trident Merchant Group, Inc.	200,000	%	100,000	100,000	%
Premiere Opportunities Group, Inc.	500,000	%	250,000	250,000	%
Mike Mathieu	50,000	%	25,000	25,000	%
Ron Onopa	50,000	%	25,000	25,000	%
Mike Rosenbaum	100,000	%	50,000	50,000	%
Hampton Bridge Advisors, LLC	1,350,000	%	675,000	675,000	%
Grandview Advisors, LLC	1,300,000	%	650,000	650,000	%
Sepod, Inc.	1,300,000	%	650,000	650,000	%
Interim Capital Partners, LLC	1,350,000	%	675,000	675,000	%
Best Green Distributors, LLC	1,350,000	%	675,000	675,000	%
Blue Diamond Funding, LLC	1,350,000	%	675,000	675,000	%
Lion Advisors, LLC	560,000	%	230,000	330,000	%
Chris H. Giordano	650,000	%	375,000	275,000	%
John Denobile	50,000	%	25,000	25,000	%
Gary Rogers	50,000	%	25,000	25,000	%
Louise Befumo	25,000	%	25,000	-0-	%
Theresa Befumo	25,000	%	25,000	-0-	%
Elisa Giordano	200,000	%	200,000	-0-	%
Marie McAndrew	50,000	%	50,000	-0-	%
Robert Schneiderman	100,000	%	50,000	50,000	%
Mary Beth Alloco	50,000	%	50,000	-0-	%
Teresa Apolei	100,000	%	100,000	-0-	%
Theresa Gruber	100,000	%	50,000	50,000	%
Joel Honegger	50,000	%	25,000	25,000	%
Allan Carter	50,000	%	25,000	25,000	%
Vasant Chheda	200,000	%	100,000	100,000	%
DIT Equity Holdings, LLC	200,000	%	100,000	100,000	%
Jason Lee	100,000	%	100,000	-0-	%
Kathleen Ficcorotta	100,000	%	100,000	-0-	%
Omar Barrientos	100,000	%	100,000	-0-	%
Joseph Sanchez	100,000	%	100,000	-0-	%
Don Cabana	50,000	%	50,000	-0-	%
TOTAL	31,611,720		10,354,217	21,257,503

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* Less than one percent (1%).

(1) Assumes current issued and outstanding shares – 31,611,720 common shares

Section 15(g) of the Exchange Act

Our shares are “penny stocks” covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

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FINRA has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

DESCRIPTION OF SECURITIES

We have 31,611,720 shares of our common stock issued and outstanding as of March 31, 2013. There is currently no public market for our common stock and there can be no guarantee that any such market will ever develop.

Common Stock

The Company is authorized to issue up to 40,000,000 shares of common stock, par value $.00001. Holders of our common stock are entitled to one vote for each share in the election of directors and on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors.

The holders of the common stock are entitled to receive dividends, when and as declared, from time to time, by our board of directors, in its discretion, out of any assets of the Company legally available.

Upon the liquidation, dissolution or winding up of the Company, the remaining assets of the Company available for distribution to stockholders will be distributed among the holders of common stock, pro rata based on the number of shares of common stock held by each.

Holders of common stock generally have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, when issued, fully paid and non-assessable.

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Preemptive Rights

No holder of any shares of Flex Fuel Technologies, Inc.’s’ stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Flex Fuel Technologies’ directors.

Preferred Stock

The Company has no class of capital stock designated as preferred stock.

Anti-Takeover Provisions

Stockholders’ rights and related matters are governed by Nevada corporate law, our articles of incorporation and our bylaws. Certain provisions of the Nevada Business Corporation Act may discourage or have the effect of delaying or deferring potential changes in control of the Company. The cumulative effect of these terms may be to make it more difficult to acquire and exercise control of the Company and to make changes in management. Furthermore, these provisions may make it more difficult for stockholders to participate in a tender or exchange offer for common stock and in so doing may diminish the market value of the common stock.

One of the effects of the existence of authorized but unissued shares of our common stock may be to enable our board of directors to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect the continuity of or entrench our management, which may adversely effect the market price of our common stock. If in the due exercise of its fiduciary obligations, for example, our board of directors were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Our bylaws provide that special meetings of stockholders may be called only by our board of directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

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Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Transfer Agent

Our transfer agent is Pacific Stock Transfer Company located at 4045 South Spencer Street, Suite 403, Las Vegas, NV 89119.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The law office of Peter J. Vasquez, Esq. an independent legal counsel, has provided an opinion and consent on the validity of Flex Fuel Technologies, Inc.’s issuance of common stock and is presented as an exhibit to this filing.

The financial statements included in this Prospectus and in the Registration Statement have been audited by Stan J.H. Lee CPA,CMA to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding Flex Fuel Technologies ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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DESCRIPTION OF BUSINESS

Background

Flex Fuel Technologies, Inc. is a Nevada corporation; incorporated on July 21, 2008. We are a development stage business and have not begun operations or generated any revenue to date.

Flex Fuel has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated,we have not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Since our inception, we have been engaged in business planning activities, including researching the industry, developing our economic models and financial forecasts, performing due diligence regarding alternative energy technology and identifying future sources of capital.

Currently, Flex Fuel has one Officer and Director, Michael Giordano. Mr. Giordano has assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of the Company. Other than the Officer/Director, there are no employees at the present time. We do anticipate hiring employees when the need arises. The Company’s administrative office is located at 7841 NW 46th Street, Lauderhill, FL 33351 and our telephone number is (904) 894-4659.

Flex Fuel Technologies currently has no intention to engage in a merger or acquisition with an unidentified company. We may pursue strategic acquisitions that compliment our current business model within the alternative energy industry which may allow us to expand our activities and capabilities and advance our ethanol production and renewable biofuel activities.

Flex Fuel Technologies’ fiscal year end is December 31.

Business of Issuer

We are a development stage company which plans to enter into the business of alternative fuel technologies. Starting with its E85 Flex Fuel Technologies Kit, the first year objectives are to develop the current 6 cylinder technology to be utilized for the 4 cylinder engine and to obtain EPA approval. Our objective is to sell 10,000 or more units including the domestic and international markets, and to become a publicly traded company on the OTCQB exchange.

Second year objectives are to increase domestic market share through an additional 3-4 EPA approvals and to sell 50,000 or more units worldwide.

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Long term objectives include obtaining a total of at least 30 EPA approvals in order to dominate and capture over 60% of the U.S. market, and to create a portfolio of alternative fuel technologies through acquisitions, mergers and joint ventures.

Business Philosophy

The Company’s purpose is to lessen the global energy crisis by offering consumers a choice when it comes to their vehicles and alternative fuels. Starting with our patent pending E85 Flex Fuel Technology, the Company will enable consumers to have the opportunity of keeping their used vehicles and converting them to use E85 and unleaded gasoline, rather than having no other option than to buy new flex fuel vehicles.

By offering vehicle owners a choice when it comes to the fuels that they can use, the Company will attain market share while providing value to both its customers and its shareholders.

Markets

The energy crisis is here and now and pervasive throughout the entire world. Increasing demand on the existing energy supply can only be met through the expansion of alternative fuels, and E85 is the fuel that management believes will offer consumers available alternatives. E85 has the best trajectory of any present day alternative fuel, and is backed up by an existing infrastructure. It is far easier to modify or convert gas dispensing equipment that is already in place, rather than start from scratch with any new type of alternative fuel delivery system. With the viability of E85 firmly established and the promise that E85 should be produced for $1.00 or less per gallon in the near future, the consumer markets that it will create are almost limitless.

The target markets span the entire globe and include any passenger car or light truck that has a gasoline fuel injected engine. After installation of the Company’s E85 Flex Fuel Technologies Kit, a vehicle will be able to use the alternative fuel E85, gasoline, or any combination of both fuels.

E85 stations are spreading across every continent on the globe (with the exception of Antarctica) – from Budapest to Bangkok, Australia to Amsterdam, San Antonio to São Paulo, the markets for the Company’s E85 Flex Fuel Technologies Kit are increasing daily.

Sweden has taken a leading role in promoting E85 use in Europe. There are over 1,000 E85 refueling locations in addition to government-sponsored incentives such as the guarantee that E85 will be priced at least 25% less than gas, and free parking for alternative fuel vehicles.

In Asia, Thailand is aggressively pursuing the development of E85. Their newly appointed industry minister affirmed the use of E85 as a national priority, and E85 is already available at 30 fuel stations with more locations on the way.

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Fortunately though, a market does not necessarily need to have E85 available before conversion kit sales can take place. Substantial volumes of factory equipped flexible fuel vehicles (FFVs) are being sold domestically and internationally in locations that do not even have E85 available yet. The passenger car & light truck markets are clearly wanting, not waiting, for the advancement of E85.

Alternative Energy Industry

The alternative energy industry encompasses a number of energy producing sources including but not limited to: ethanol, biodiesel, wind, solar, hybrid electric, and hydrogen. While all of these energy sources will play a part in displacing fossil fuels, ethanol stands out as the leading biofuel (alternative fuel) which has the best chance of making an immediate impact in the global energy marketplace.

Vinod Khosla, who is the top biofuel and environmental venture capitalist of our time, states that “ethanol has the best trajectory” when compared to other biofuels. Khosla has been labeled the #1 VC by Forbes, and Fortune recently labeled him as one of the nation's most influential ethanol advocates noting, "There are venture capitalists, and there's Vinod Khosla." Vinod Khosla is not just all talk though. His investment capital firm, Khosla Ventures, currently has committed over $450 million toward alternative energy technologies with the bulk being invested in ethanol-related projects.

Traditional Ethanol: currently made using a distillation process from corn, grains, or sugar cane and blended with gasoline in different concentrations:

  E10 (10% ethanol / 90% gasoline)
    Found across the entire country and a majority of fuel pumps dispense E10 fuel
    All modern day gasoline fuel injected passenger cars & light trucks are ethanol tolerant and can operate using E10 with no modifications
    Currently, no appreciable price spread between E10 and regular unleaded gasoline

  E85 (85% ethanol / 15% gasoline)
    Alternative fuel that can be found in over 1800 locations across 43 states. Federal and state initiatives are in place to encourage more E85 pumps
    In order to be able to use E85, a gasoline fuel injected vehicle must be a Flex Fuel Vehicle model (FFV) directly from the factory, or have a conversion system such as the Company’s E85 Flex Fuel Technologies Kit installed
    Current price spread puts E85 at an average of 17% less than regular unleaded gasoline
    Historical best price spreads (E85 vs. regular unleaded gasoline):
♦	38% ($1.49 vs. $2.38 in Council Bluffs, IA reported on October 21, 2008)
♦	47% ($2.07 vs. $3.91 in Warsaw, IN reported on July 27, 2008)
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Cellulosic Ethanol: a new process of producing ethanol from non-food feedstocks. Since the fuel is going to be made from a wide variety of sources, most of them renewable, the price of cellulosic ethanol will not be easily influenced as with other commodities such as corn and crude oil. To date, billions of dollars have been invested in cellulosic ethanol development by private and public companies, as well as by state and federal governmental agencies.

Companies developing cellulosic ethanol include:

  Coskata (Chicago, IL)
    Investors include General Motors, Khosla Ventures, Advanced Technology Ventures, and GreatPoint Ventures
    Utilizes a synthetic gas (syngas) method to produce ethanol
    Feedstocks: woodchips, switch grass, corn stover & other agricultural residues, landfill waste and used tires
    Technology is capable of producing ethanol from carbon monoxide trapped from steel mill smokestacks
    Projected production cost of cellulosic ethanol is $1.00 or less per gallon

  Mascoma (Boston, MA)
    Investors include Marathon Oil , General Motors, Khosla Ventures
    Plant under construction in Michigan’s Upper Peninsula and is supported by Gov. Granholm and the Dept. of Energy (DOE)
    Feedstocks: woodchips and wood waste
      Two tons of wood waste can produce 132 gallons of ethanol

  BlueFire Ethanol (Irvine, CA)
    Publicly traded company on the OTCBB exchange (BFRE)
    Utilizes a concentrated acid hydrolysis technology to produce ethanol
    Feedstocks: rice & wheat straws, wood waste and landfill waste
    First North American waste to ethanol production facility - located in California and supported by the DOE

With the ability to use a multitude of feedstocks, or base materials, micro ethanol refineries can be located across the entire country. By building these refineries based on the feedstocks that are available in a particular region it will allow the local markets to be directly served. This localization results in greatly simplified logistics and a drastic reduction, or possible elimination, of transportation costs for E85 fuel.

Advantages of E85

The transition to the alternative fuel E85 is advantageous on many levels:

  It is a renewable fuel that can be produced from many different sources
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  It is a fuel that can be readily adapted for use in current motor vehicles with few engine modifications (E85 Flex Fuel Technologies Kit)

  E85 actually burns cooler in the combustion chamber of an engine which will increase its operating efficiency and longevity

  Ethanol can greatly benefit agricultural economies by increasing and maintaining a stable market for crops such as corn, sugar beets, sugar cane, miscanthus, and many others

  The use of ethanol substantially decreases harmful greenhouse gas emissions by up to 40% due to its cleaner burning properties compared to gasoline

  Domestic production and use of ethanol will increase national security by lessening our dependence on foreign oil

  All countries, both large and small, are able to produce their own fuel through renewable agricultural resources thereby strengthening their own security and economies

Disadvantages of E85

Disadvantages of ethanol do exist, but they are not insurmountable. The primary argument today of food vs. fuel is not only questionable on the basis of how much ethanol actually contributes to increases in food prices, but it is completely dismissed with the introduction of cellulosic ethanol from non-food crops and waste products.

The more relevant and pressing issue is that of ethanol distribution. Currently, only 1% of the fuel stations in the U.S. have E85 pumps, but that number is increasing almost daily. This limited availability is due to several factors including resistance from oil companies to transportation issues. Ethanol is currently being shipped via railcar, truck, barge, or tanker ship. A recent test of ethanol in an existing gasoline pipeline was successful, and a feasibility study of a dedicated 17,000 mile ethanol pipeline stretching from northwest Iowa to New York harbor is underway.

Based on our business model, we firmly believe that the stated advantages clearly outweigh the stated disadvantages through proven facts and continuous technological advancements.

Case Study for E85

The case study of Brazil will erase any doubt about the viability of ethanol as a fuel and the impact that it can have on a country’s economy. After the oil crisis of the early 1970s, Brazil made the commitment to pursue an alternative fuel source to supplant oil. By instituting the National Alcohol Program, the country’s goal was to eliminate all vehicles that ran solely on

22

fossil fuels. The program required that all gasoline be blended with at least 24-25% ethanol (E25) while 100% ethanol blends (E100) also became available. Vehicles that were originally developed to run on 100% ethanol eventually matured into the first true flex fuel vehicles (FFVs) which could use both gas & ethanol.

Ethanol in Brazil is produced almost exclusively from sugar cane, the country’s primary crop. Since its inception, the National Alcohol Program is responsible for displacing imported oil worth $120 billion. When translated to a U.S. sized economy, that figure is comparable to a savings of approximately $2 trillion. Brazil has half the population of the United States, and the U.S. imports 60% of its oil from OPEC member countries; Brazil is now 100% independent of OPEC.

Company Strengths

The Company is innovative and forward looking meaning that it is positioned well ahead of the curve in the E85 market. By taking the lead and increasing the number of vehicles that can use E85, the Company is firmly establishing itself on the ground floor of an industry that is poised to take off. No matter what kind of E85 is being used, traditional or cellulosic, it does not make a difference; the E85 Flex Fuel Technologies Kit performs flawlessly regardless of the base material of the ethanol.

The diverse and complimentary backgrounds of Flex Fuel Technologies, Inc.’s members and affiliates are going to be responsible for the success of the Company. From automotive research & development, engineering, sales, and project management, to investment banking and manufacturing, the Company has a wealth of experience and expertise. Above all else, Flex Fuel Technologies, Inc. is in the right sector, at the right time, with the right product.

E85 Flex Fuel Technologies Kit

The Company’s initial and primary product is the E85 Flex Fuel Technologies Kit. The value proposition of the kit is to cut consumers’ fuel costs by converting their gasoline fuel injected cars & light trucks into alternative fuel vehicles. Once installed, the E85 Flex Fuel Technologies Kit allows a vehicle to use E85, gasoline, or any combination of both fuels. The system’s cutting edge technology automatically detects the mixture of ethanol (E85) and gasoline in the vehicle’s fuel system, and makes the necessary adjustments for optimal engine performance. The system performs flawlessly with both traditional and cellulosic E85, which has a projected production cost of $1.00 or less per gallon.

The technical explanation of the E85 Flex Fuel Technologies Kit is as follows:

An electronic control module ("ECM") which will adjust the pulse width of a vehicle’s fuel injectors based upon various input parameters. The ECM will automatically adjust the pulse width to keep the vehicle’s Air Fuel Ratio ("AFR") in a stoichiometric or optimal mixture. The ECM is installed in

23

between the vehicle’s on board Powertrain Control Module ("PCM") and its fuel injector(s). The ECM will further simulate a fuel injector back to the vehicle’s existing PCM.

The term "flex fuel vehicle", or "FFV", means that the vehicle has flexibility in the types of fuels that it can use properly. A limited number of new vehicle models have the flex fuel option straight from the factory. By introducing the E85 Flex Fuel Technologies device into the automotive aftermarket, Flex Fuel Technologies, Inc. gives consumers the option to use E85 by converting their existing used vehicles, instead of being pigeon-holed into buying a flex fuel vehicle from the manufacturer (“OEM”).

The E85 Flex Fuel Technologies device utilizes a "Plug and Play" installation meaning that the product is plugged directly into the vehicle's existing wire harness. No modifications are needed and the installation is completely reversible. Even consumers with leased vehicles now have a choice and can take advantage of the product, by being able to completely remove the E85 Flex Fuel Technologies device before a lease is turned in.

Intellectual Property

The Company’s product is an electronic control module consisting of readily available off-the-shelf components. The secret to the technology’s success is in the software. Our engineering staff has developed proprietary and patent pending algorithms for the E85 Flex Fuel Technologies device to automatically detect the correct fuel composition, which in turn allows for optimal engine performance.

Through a written technology agreement with the designer and creator of the E85 Flex Fuel Technologies Kit, the Company has secured the exclusive and perpetual rights to the product and all related intellectual property. The Company has filed the necessary patent applications and is in a patent pending status – application #61109888.

Pricing Structure

8 Cylinder	$500.00	$400.00	$350.00	$125.00
6 Cylinder	$400.00	$300.00	$250.00	$85.00
4 Cylinder	$325.00	$250.00	$200.00	$85.00

➢	Manufacturing costs are based on an annual volume of 5,000 units (estimates)
➢	Typical installation costs range from $100 to $250 depending on the application

Future Products

The Company’s E85 Flex Fuel Technologies device can also be engineered for the following applications:

24

Motorcycle Industry: any gasoline fuel injected motorcycle can take advantage of the Company’s technology. The two and four cylinder units that are planned for development will provide the same cutting edge automatic fuel type sensing functionality as with the automotive version.

The Company is currently evaluating the feasibility of manufacturing a private label product for the motorcycle industry.

Marina Industry: boats that are powered by a gasoline fuel injected engine can benefit from having an E85 Flex Fuel Technologies Kit installed.

  Many inboard fuel injected motor applications could use a direct carryover unit from the automotive aftermarket with little or no modifications needed
  Outboard fuel injected motors can also be converted

Carbon Offset Data System (CODS): the Company is researching & developing a unit to record and wirelessly transmit greenhouse gas (GHG) emission data for carbon offset applications; it currently has a patent pending (application #61122499). The Company will provide the collected & formatted data to the customer via a subscription-based service to generate recurring monthly revenue.

Carbon credits, or offsets, are earned or purchased by municipal and private entities to manage their carbon footprints and help reduce greenhouse gas emissions. The CODS system works in conjunction with the Company’s E85 Flex Fuel Technologies Kit by tracking the reduction of GHGs through the use of E85, and thereby earning carbon offsets for the consumer.

  Kyoto Protocol: international treaty that establishes legally binding commitments for the reduction of six greenhouse gases
    The newly elected U.S. presidential administration pledged to ratify the treaty and implement a “cap and trade” system for carbon offsets
    U.S. municipalities and businesses will be compelled to either reduce GHG emissions or purchase carbon offsets
♦	Tracking of GHG emissions will become mandatory
♦	Earning of carbon offsets can be accomplished through the use of E85 & other renewable fuels
♦	Excess carbon offsets may be sold, or “traded”, to other entities
  Carbon Offset Markets
    Compliance-Driven Market: $7.4 billion offsets traded in 2007
    Voluntary Market: $265 million offsets traded in 2007

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MARKETING PLAN

The Changing Dynamics of the Automotive Industry

The Company’s strategic market penetration plan is to target the overseas markets with its 4 cylinder conversion kit and to utilize used car dealers as its primary sales and distribution channels. Financial markets across the globe are undergoing meltdowns. Tightening of credit markets and an overall lack of consumer confidence have contributed to the drastic downturn of the automotive industry – people are simply not buying new cars. Instead, car owners are investing in their vehicles and holding on to them longer.

These same car owners are looking to retain, or if possible, increase the value of their existing used vehicle. With the projected production cost of cellulosic E85 at $1.00 or less in the near future, consumers will be eager to have their used cars converted. Conversion not only allows the consumer to save on fuel costs, it adds vehicle resale value at the same time.

By focusing on the automotive aftermarket, specifically used car dealers, the Company is positioned to capture uncontested market share. With only two minor players in the E85 conversion kit industry, Flex Fuel Technologies, Inc. will seize the opportunity to corner the market. Attaining the mandatory EPA approvals for a majority of vehicles (30 test groups equal 60%+) will put the Company in control of the U.S. market.

While the initial and primary sales and distribution channels will be through used car dealers, large retail chains and distributors will be pursued at the proper stage of the marketing plan.

EPA Approval Required for E85 Conversion Kits to Be Sold in the U.S.

▪	Approval is in the form of a Certificate of Conformity
▪	Approvals are issued on an engine family basis, not across entire vehicle lineups from manufacturers
▪	Engine families may contain different vehicles with the same or similar engine sizes, and typically cover 2-3 model years
▪	The approval process averages 3-4 months for each certification
▪	Ford Escort 4 cylinder engine is the most widely used engine in the world and the 4 cylinder engine is the most widely used worldwide.
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EPA APPROVAL PROCESS

Meet with EPA – Establish Engine Class For Testing
Obtain OEM Application Through FOIA Request
EPA Determines Testing Requirements
Complete Testing Through Independent Lab
Obtain OBD-II Approval Letter
Submit Application
EPA May Perform a Confirmatory Test of Data at Their Discretion
Certificate of Conformity Issued

Total Timeframe: 3-4 Months

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Roush Industries

▪	Leader of independent test labs for E85 conversion kit approvals
▪	They have only one of their locations capable of E85 conversion kit testing
▪	Roush helped the EPA draft the guidelines for the approval process
▪	To date, no other independent lab has been successful in facilitating an E85 conversion kit approval

Fill the Pipeline – Market Penetration Plan

  30 of the top selling engine families targeted for EPA approval
    Represents approximately 60% of the available market
    Will firmly position the Company at the top of the domestic market
  Coordinate consecutive testing for each approval at Roush
    Effectively “locks out” competition from testing at Roush
    EPA confirmatory testing also presents another bottleneck in process to hinder the competition
    The EPA will not require confirmatory tests after it reaches an acceptable comfort level with a manufacturer – typically after 3-4 certifications

High Performance (Hot Rod) Niche Market

  Off road use only (racing applications) – no EPA approval required
  High profile market; limited volumes
  E85 used as an alternative to racing fuel
    Increased Horsepower - E85 has an octane rating of 105
    Cooling effect in an engine's combustion chamber:
♦	Higher boost in superchargers
♦	Higher boost in turbos

U.S. Passenger Car & Light Truck Market

▪	Target Market: model years 2000-present, gasoline fuel injected
▪	Existing FFVs: already E85 capable directly from the factory
▪	Other Vehicles: older model years or not gasoline fuel injected (diesel)

Source: R.L. Polk & Co.

European Passenger Car & Light Truck Market

  Target Market: model years 2000-present, gasoline fuel injected
  Existing FFVs: already E85 capable directly from the factory
  Other Vehicles: not gasoline fuel injected (diesel, carbureted, etc.)

European Union Regulatory Requirements

  Euro 4 acceptable emission level thresholds are less strict than the U.S. EPA’s standard, Tier II Bin 5
28

    Only tailpipe emissions are tested and the remainder of the vehicle’s fuel system is not under scrutiny
    Currently no formalized testing required

Targeted Early Adopter Countries

  Sweden
    Over 1,000 E85 refueling locations
    4.2 million vehicles on the road (only 126,500 are FFVs)
    Legislation ensures that E85 sells for 25% less than gas
    Alternative Fuel Vehicles receive free parking
    50% of government agency fleet cars must be eco-friendly (alternative fuel) vehicles
    50% of refueling stations must have a renewable fuel pump by 2009 (actual projection is 60%)
    Swedish survey results: flex fuel car buyers choose their vehicle to claim they have a socially responsible lifestyle (will choose an FFV regardless of cost benefits)
  Germany
    Largest consumer of ethanol in the European Union
    E85 sells for 40% less than gas
    Mineral Oil tax exemption for E85
  France
    273 E85 refueling locations
    Mineral Oil tax exemption for E85
    Abolition of registration tax (€180 – 200)
    No company car tax (~ €700 to 2600/yr)
    No VAT on fuel for fleet customers

Other International Passenger Car & Light Truck Target Markets

  Target Market: model years 2000-present, gasoline fuel injected
  Markets will be targeted as availability of E85 grows

Targeted Early Adopter Countries

  Thailand
    Newly appointed Industry Minister Pol. Gen. Pracha Promnok affirmed the use of E85 as a national priority
    PTT Public Co. Ltd. and Bangchak Petroleum Public Co. Ltd. are providing E85 at 30 gas stations

  Canada
    Closely follows EPA guidelines
    Already 600,000 FFVs sold
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Distribution

Used Car Dealers

  Primary Distribution Channel
  20,000 used car dealers in North America (2007)
  Used Car Market Increasing
    As credit tightens across new car sales & leasing, used cars are becoming increasingly attractive to consumers
    Owners are keeping their vehicles longer and converting to use E85 increases resale value

*Above table reflects millions

  Financing
    By amortizing the price of the kit across the entire loan repayment term, the consumer pays only an extra $5-10 per month
    Dealers profit from the additional finance charge revenue as well as from the actual sale of the kit

National Auto Parts Retailers

Early indications of interest were expressed by the following:

  Major U.S. auto parts retailer:
    Over 4,000 locations
    $6.2 billion annual revenue
    Exclusive contract for direct sales to public fleets
  Online / Mail Order High Performance Parts Retailer
    Multi-billion dollar industry
    The Company has a relationship with Kunzman & Associates, a well known & respected Manufacturer’s Representative firm, to pursue the hot rod market
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Competition

1.	Flex Fuel U.S. (Chicago, IL)
  EPA approvals (2)
    2006 Ford Crown Victoria, Mercury Grand Marquis with 4.6L engine
    2006 Dodge Charger, Dodge Magnum, Chrysler 300 with 5.7L engine
  Limited Engine Applications
    Can only be made for most 8 cylinder and some 6 cylinder engines
    No 4 cylinder or 2 cylinder (motorcycle) engines
  Installation is extremely difficult:
    Can only be serviced & installed at designated facilities
    Involves cutting a fuel line and drilling a hole into the vehicle’s engine
♦	Safety concerns
♦	Possible OEM warranty issues
    Installation is non-reversible
♦	Leased vehicles excluded from using system, removal before lease turn in not possible
  Device is substantially higher priced
    $1695 (MSRP)

2.	Fuel Flex International (Meridian, ID)
  No EPA approvals
    Device is marketed & sold in the U.S. in direct violation of federal law
  Design does not allow for EPA approval
    Overrides functionality of vehicle’s ECU
    Not OBD-II compliant
♦	Malfunctions are not properly reported by the vehicle’s ECU
♦	Engine damage and higher emissions may occur
♦	May void manufacturer’s warranty
  Not a fully automatic unit – does not sense fuel composition
    Switches for three different fuel trim levels need to be set

Competitive Advantages

The E85 Flex Fuel Technologies device from Flex Fuel Technologies, Inc. has many competitive advantages:

1.	Only “Plug and Play” unit that has true automatic fuel sensing functionality
a.	No manual switches
b.	Delivers optimal performance regardless of the fuel mixture
2.	EPA Approval in Process
a.	2007 Dodge Charger, Dodge Magnum, Chrysler 300 with 3.5L engine
b.	Goal of attaining a total of 30 EPA approvals in order to dominate the U.S. market
3.	Lifetime Warranty – Exclusive in the Industry
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4.	Can fit almost any application
a.	Any engine size: 2, 4, 6, 8, 10, 12 cylinders
b.	Motorcycles (in development – private label)
c.	Boats (in development – inboard & outboard motors)
5.	Made in USA
6.	Installation is completely reversible

MANUFACTURING PLAN

Manufacturing Process

The Company’s product is an electronic control module utilizing readily available off-the-shelf components. The secrets to the technology’s success are in the software and the ease of installation. Our engineering staff has developed a patent pending method for the E85 Flex Fuel Technologies device to automatically detect the correct fuel composition in a vehicle which in turn allows for optimal engine performance. By using complex algorithms and a multitude of vehicle performance inputs, the system’s microprocessors accurately calculate the composition of the fuel (gas, E85, or both) in the system.

The manufacture and assembly of the circuit board, or PCB, can be handled by any competent job shop. The Detroit Metropolitan area contains a multitude of these qualified facilities. As a result of the recent economic downturn felt across the country, and especially in the Detroit area, an abundance of unused, or underutilized, capacity is readily available.

The company has agreements with ISO 9001:2008 certified facilities in the Detroit Metro Area for the manufacture and assembly of the E85 Flex Fuel Technologies device. Backup facilities have also been sourced to avoid any production issues.

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Production Costs

All efforts are being made by Flex Fuel Technologies, Inc. to keep the production costs of its unit to a minimum, while still keeping it a product that is made in the USA. The majority of components are electronic commodity items which go down in price as volumes increase. There is not a single component in the E85 Flex Fuel Technologies device that is exclusive to any one supplier – all components can be sourced to multiple suppliers.

Unit Application	Annual Volume	Unit Production Cost
8 Cylinder	1,000 Total	$125.00
6 Cylinder		$ 85.00
4 Cylinder		$ 85.00
8 Cylinder	5,000 Total	$100.00
6 Cylinder		$ 50.00
4 Cylinder		$ 45.00
8 Cylinder	10,000 Total	$ 95.00
6 Cylinder		$ 45.00
4 Cylinder		$ 40.00

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Website Consultant

As of the date of this Prospectus, Flex Fuel Technologies has a website which can be seen at www.flexfueltech.com

Legislation

Energy Policy Act. The Energy Policy Act established minimum annual volumes of renewable fuel to be used by petroleum refiners in the fuel supply. The annual requirement grows to 7.5 BGY by 2012. Also, the Energy Policy Act did not provide liability protection to refiners who use MTBE as a fuel additive. Given the extent of the environmental concerns associated with MTBE, we believe that this will serve as a catalyst to hasten the replacement of a significant portion of the remaining MTBE volumes with ethanol in the near future. Finally, the Energy Policy Act removed the oxygenate requirements that were put in place by the Clean Air Act. The Energy Policy Act also included anti-backsliding provisions, however, that require refiners to maintain emissions quality standards in the fuels that they produce, thus providing a source for continued need for ethanol.

There is the potential that some or all of the RFS may be waived. Under the Energy Policy Act, the U.S. Department of Energy, in consultation with the Secretary of Agriculture and the Secretary of Energy, may waive the renewable fuels mandate with respect to one or more states if the Administrator of the U.S. EPA determines that implementing the requirements would severely harm the economy or the environment of a state, a region or the U.S., or that there is inadequate supply to meet the requirement.

The Federal Clean Air Act. The use of ethanol as an oxygenate is driven, in part, by environmental regulations. The federal Clean Air Act requires the use of oxygenated gasoline during winter months in areas with unhealthy levels of carbon monoxide.

State legislation banning or significantly limiting the use of MTBE. In recent years, due to environmental concerns, 25 states have banned, or significantly limited, the use of MTBE, including California, Connecticut and New York. Ethanol has served as a replacement for much of the discontinued MTBE volumes and is expected to continue to replace future MTBE volumes that are removed from the fuel supply.

The federal blenders’ credits and tariffs, as well as other federal and state programs benefiting ethanol, generally are subject to U.S. government obligations under international trade agreements, including those under the World Trade Organization Agreement on Subsidies and Countervailing Measures. Consequently, they might be the subject of challenges thereunder, in whole or in part.

Employees

Other than Michael Giordano, our sole officer and director who is currently donating his time

34

to the development of the Company, there are no employees of the Company. Flex Fuel Technologies may be required to hire an attorney on a consultant basis to navigate permit and licensing requirements, but otherwise, Flex Fuel Technologies’ Officer and Director intends to do whatever work is necessary to bring the Company to the point of earning revenues from the sale of alternative energy related products or further acquisitions in the alternative energy industry. Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization.

Board Committees

Flex Fuel Technologies has not yet implemented any board committees as of the date of this Prospectus.

Directors

There is no maximum number of directors Flex Fuel Technologies is authorized to have. However, in no event may Flex Fuel Technologies have less than one director. Although the Company anticipates appointing additional directors, it has not identified any such person.

DESCRIPTION OF PROPERTY

Flex Fuel Technologies uses a corporate office located at 7841 NW 46th Street, Lauderhill, FL 33351 and our telephone number is (904) 894-4659. This office space and telephone services are currently being provided free of charge. There are currently no proposed programs for the renovation, improvement or development of the facilities currently use.

Flex Fuel Technologies management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. Flex Fuel Technologies does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Flex Fuel Technologies’ officer and director has not been convicted in a criminal proceeding nor has he been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Mr. Giordano, the Company’s officer and director, has not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against the Company.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Plan of Operation

We are a development stage company, incorporated on July 21, 2008 and have not started operations or generated or realized any revenues from our business operations. We plan to enter into the alternative energy industry. See “Description of Business” contained herein.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve (12) months. Our auditors’ opinion is based on the uncertainty of our ability to establish profitable operations. The opinion results from the fact that we have not generated any revenues. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our Company. We must raise cash to implement our project and begin our operations. The money we raise in this offering will last 12 months, however we will require additional beyond the proceeds raised in this offering to get to a level of operations.

We have only one Officer and one Director who is one and the same person. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

Since incorporation, the Company has financed its operations through minimal initial capitalization and nominal business activity.  As of March 31, 2013 we had $_______ cash on hand.  We had total expenses of $___________ which were related to start-up costs.

To date, the Company has not implemented its fully planned principal operations or strategic business plan. Presently, Flex Fuel Technologies is attempting to secure sufficient monetary assets to increase operations. Flex Fuel Technologies cannot assure any investor that it will be able to enter into sufficient business operations adequate enough to insure continued operations.

If Flex Fuel Technologies does not produce sufficient cash flow to support its operations over the next 12 months, the Company will need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing.  Flex Fuel Technologies can not assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable

36

terms. Without realization of additional capital, it would be unlikely for operations to continue and any investment made by an investor would be lost in its entirety.

Flex Fuel Technologies management may incur limited research and development costs within the next twelve months (12).

Flex Fuel Technologies currently does not own any significant plant or equipment that it would seek to sell in the near future.

Flex Fuel Technologies management anticipates hiring employees over the next twelve (12) months as needed. Currently, the Company believes the services provided by its officer and director appears sufficient at this time.

The Company has not paid for expenses on behalf of any director.  Additionally, Flex Fuel Technologies believes that this policy shall not materially change within the next twelve months.

The Company has no plans to seek a business combination with another entity in the foreseeable future, however, may entertain strategic acquisitions in the alternative energy sector which compliment its business plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to Flex Fuel Technologies who own more than 5% of the outstanding common stock as of March 31, 2013, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common Stock	Michael Giordano 7841 NW 46th Street Lauderhill, FL 33351	shares	%

The percent of class is based on 31,611,720 shares of common stock issued and outstanding as of March 31, 2013.

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OFF-BALANCE SHEET ARRANGEMENTS

Flex Fuel Technologies does not have any off-balance sheet arrangements.

EXECUTIVE COMPENSATION

The table below sets forth all cash compensation paid or proposed to be paid by us to the chief executive officer and the most highly compensated executive officers, and key employees for services rendered in all capacities to the Company during fiscal years 2010, 2011, and 2012.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal year Ended December 31	Salary ($)*	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)
Michael Giordano, President, CEO	2010	$28,446.00	$0.00	$0.00	None
	2011	$32,248.00	$0.00	$0.00	None
	2012	-0-	$0.00	$0.00	None

Compensation Policy. Because we are still in the early stages of formation and development, our directors and officers are not currently receiving any compensation.

Stock Option. Because we are still in the early stages of formation and development, our directors and officers have not received any stock options or freestanding SARs.

Bonuses. To date no bonuses have been granted. Any bonuses granted in the future will relate to meeting certain performance criteria that are directly related to areas within the executive’s responsibilities with the Company. As the Company continues to grow, more defined bonus programs will be created to attract and retain our employees at all levels.

Stock Option Plans

Our board of directors has not adopted any Stock Option Plans as of March 31, 2013.

Compensation of Directors

Because we are still in the development stage, our director is not receiving any compensation other than reimbursement for expenses incurred during his duties.

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Employment Contracts; Termination of Employment and Change-in-Control Arrangements

We do not have employment agreements with any of our employees, however, intend to enter into employment agreements with Mr. Giordano and other members of management as the business grows.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer and director and his age as of March 31, 2013 are as follows:

Executive Officers and Directors

Name	Age	Office	Since
Michael Giordano	55	President, Secretary, Treasurer, Chairman of the Board of Directors	July 21, 2008 (inception)

The term of office for each director is one year, or until the next annual meeting of the shareholders.

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director.

Michael Giordano

Mike Giordano has been in investment banking for 25 years. He started in corporate finance with Josephthal Lyons & Ross in 1988 until 1992. He was responsible for funding and corporate structures for private companies. He assisted in raising $12 million on 8 companies all of which became public reporting companies. He then started his own company acting as consultant for private companies many of which were interested in bringing their respective company public. Mr. Giordano was responsible for corporate structure, funding, and assistance in the going public process. Michael Giordano currently serves as President, Secretary, Treasurer and Chairman of the Board of Directors.

Board Committees

Flex Fuel Technologies has not yet implemented any board committees as of the date of this prospectus.

Employment Agreements

There are currently no employment agreements; however, the Company anticipates entering into employment agreements with key management positions as the Company grows.

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Significant Employees

Flex Fuel Technologies has no significant employees other than the officer and director described above, whose time and efforts are being provided to Flex Fuel Technologies, Inc. without compensation.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

As of the date of this prospectus, there is no public market in our common stock. This prospectus is a step toward creating a public market for our common stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will ever develop. Flex Fuel Technologies and its management make no representation about the present or future value of Flex Fuel Technologies’ common stock.

As of the date of this prospectus, there are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of the Company and other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

As of the date of this document we have approximately 31,611,720 shares of common stock outstanding held by the current shareholders. These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conflict of Interest

The current officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such person may face a conflict in selecting between our business interest and their other business interests. The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of Flex Fuel Technologies must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

The Company issued shares to Michael Giordano, Officer/Director, for consideration of $0.00001 per share. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

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None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

•	The Officer and Director;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
•	Any relative or spouse of any of the foregoing persons who have the same house as such person.

There are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from the Company. No assets will be or are expected to be acquired from any promoter on behalf of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accountant for the Company has neither resigned (nor declined to stand for reelection) nor have been dismissed. The independent accountant for the Company is Stan J.H. Lee CPA,CMA.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Nevada law. Under such provisions, the director, officer, corporate employee or agent who in his/her capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our Company pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

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FLEX FUEL TECHNOLOGIES, INC.

(A Development Stage Company)

Financial Statements

_____________, 2013

Flex Fuel Technologies, Inc.
(A Development Stage Enterprise)
Balance Sheets
	(Unaudited)	(Audited)
	May 31,	December 31,
	2013	2012
Assets

Current assets:
Cash	$17	$60
Prepaid expenses	—	—
Total current assets	17	60

Property and equipment, net	—	—

Total assets	$17	$60

Liabilities and stockholders' deficit

Current liabilities
Notes payable	$—	$—
Convertible bridge notes payable, net of discount of $-0- and
$-0- respectively at May 31, 2013 and December 31, 2012	113,400	113,400
Accounts payable	237,500	237,500
Accrued interest	19,012	17,311
Accrued liabilities	116,020	91,020
Due to related party	630	400
Total current liabilities	486,562	459,631

Total liabilities	486,562	459,631

Stockholders' deficit
Common stock 40,000,000 $.00001 par value shares authorized
31,298,570 and 14,893,130 issued and outstanding respectively	313	149
Additional paid-in capital	473,570	338,710
Common stock subscribed	—	127,024
Deficit accumulated during the development stage	(960,428)	(925,454)

Total stockholders' deficit	(486,545)	(459,571)

Total liabilities and stockholders' deficit	$17	$60

The accompanying notes are an integral part of these financial statements

42

Flex Fuel Technologies, Inc.
(A Development Stage Enterprise)
Statements of Operations
(Unaudited)
			July 21, 2008
			(Inception)
	Five Month Periods Ended		through
	May 31,		May 31,
	2013	2012	2013

Revenues	$—	$—	$—

Operating expenses

Research and development	—	—	258,567
Officer and director compensation	25,000	8,270	268,018
Professional fees	8,000	0	167,472
Depreciation	—	0	7,048
General and administrative	273	3,558	101,053
Total operating expenses	33,273	11,828	802,158

Loss from operations	(33,273)	(11,828)	(802,158)

Other Income (Expense)
Interest income	0	—	314
Interest expense	(1,701)	(1,701)	(158,584)
	(1,701)	(1,701)	(158,270)

Net loss	$(34,974)	$(13,529)	$(960,428)

Net loss per common share	$(0.00)	$(0.00)

Weighted average shares outstanding	14,893,130	14,889,519

The accompanying notes are an integral part of these financial statements

43

Flex Fuel Technologies, Inc.
(A Development Stage Enterprise)
Statements of Stockholders' Deficit
(Unaudited)
					Deficit
					Accurmulated
			Additional	Common	During
	Common stock		Paid-In	Stock	Development
	Shares	Amount	Capital	Subscribed	Stage	Total
Balance, July 21, 2008	—	$—	$—	$—	$—	$—

Shares issued to Founders	23,998,500	240	—		—	240

Common stock subscribed	—	—	—	24	—	24

Net loss for the period from
July 21, 2008 (inception)
through December 31, 2008	—	—	—	—	(329,927)	(329,927)

Balance, December 31, 2008	23,998,500	240	—	24	(329,927)	(329,663)

Common stock issued for
cash	262,500	3	20,622	—	—	20,625

Common stock subscribed for
services and prepaid expenses	—	—	—	127,000		127,000

Common stock issued for
discount on convertible
notes payable	249,500	2	27,887	—	—	27,889

Intrinsic value of beneficial conversion
feature of convertible notes payable	—	—	22,611	—	—	22,611

Net loss for the year ended
December 31, 2009	—	—	—	—	(209,143)	(209,143)

Balance, December 31, 2009	24,510,500	245	71,120	127,024	(539,070)	(340,681)

Common stock surrendered
and cancelled	(10,800,000)	(108)	108	—	—	—

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Common stock issued for
repayment of notes payable
and accrued interest	535,880	5	133,701	—	—	133,706

Common stock issued for
discount on convertible
notes payable	200,000	2	22,220	—	—	22,222

Intrinsic value of beneficial conversion
feature of convertible notes payable			17,778	—		17,778

Net loss for the year ended
December 31, 2010	—	—	—	—	(182,956)	(182,956)

Balance, December 31, 2010	14,446,380	144	244,927	127,024	(722,026)	(349,931)

Common stock issued for cash	219,000	2	39,748			39,750

Common stock issued for
repayment of notes payable
and accrued interest	64,000	1	13,377			13,378

Common stock issued for
discount on convertible
notes payable	108,750	1	14,826			14,827

Common stock issued for services	25,000	—	6,250			6,250

Intrinsic value of beneficial conversion
features of convertible notes payable			12,083			12,083

Net loss for the year ended
December 31, 2011					(135,677)	(135,677)

Balance, December 31, 2011	14,863,130	148	331,211	127,024	(857,703)	(399,320)

Common stock issued for cash	30,000	1	7,499			7,500

Net loss for the year ended
December 31, 2012					(67,751)	(67,751)
	14,893,130	149	338,710	127,024	(925,454)	(459,571)

Common shares issued	13,493,244	135	126,889	(127,024)		0

Common stock issued for payment
of professional fees	2,912,196	29	7,971			8,000

Net loss for the five months
ended May 31, 2013					(34,974)	(34,974)

Balance, May 31, 2013	31,298,570	$313	$473,570	—	($960,428)	($486,545)

The accompanying notes are an integral part of these financial statements

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Flex Fuel Technologies, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows
	(Unaudited)		July 21, 2008
	Five Months		(Inception)
	Ended	Year Ended	through
	May 31,	December 31,	May 31,
	2013	2012	2013

Net loss	$(34,974)	$(67,751)	$(960,428)
Adjustments to reconcile net loss to
net cash provided by operations
Depreciation and amortization	—	—	7,048
Amortization of debt discount	—	5,170	117,410
Common stock issued for payment of accounts payable	8,000	—	8,000
Common stock issued and subscribed for services	—	—	133,514
Common stock issued for accrued interest payable	—	—	18,706
Changes in assets and liabilities
Prepaid expenses	—	—	—
Accounts payable	—	—	237,500
Accrued interest	1,702	6,804	22,391
Accrued liabilities - other	25,000	41,729	116,019
Due to related party	—	—	—
Net cash used by operations	(272)	(14,048)	(299,840)

Cash flows used in investing activities
Acquisition of property and equipment	—	—	(7,048)
Cash flows used in investing activities	—	—	(7,048)

Cash flows from financing activities:
Proceeds from issuance of convertible notes payable	—	—	125,000
Proceeds from related party loans	230	400	630
Proceeds from issuance of convertible bridge notes payable	—	—	113,400
Proceeds from common stock issuance	—	7,500	67,875
Cash flows from financing activities	230.00	7,900	306,905

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Increase in cash	(42)	(6,148)	17

Cash - Beginning	59	6,207	—

Cash - Ending	$17	$59	$17

Supplemental Disclosures of Cash Flow Information:

Interest paid	$—	$—	$79

Income taxes paid	$—	$—	$—

Noncash Investing and Financing Activities:
Common stock issued for repayment of notes payable	$—	$—	$143,205

Common stock issued for payment of accounts payable	8,000	—	8,000
Common stock issued and subscribed for services	—	—	133,514
Common stock issued for accrued interest payable	—	—	18,706
Common stock issued for discount on convertible
notes payable	$—	$—	$59,416

The accompanying notes are an integral part of these financial statements

47

FLEX FUEL TECHNOLOGIES, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

May 31, 2013

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS

Organization and Nature of Business

On July 21, 2008, the Company was incorporated in the State of Nevada as Cutversion Technologies, Corp. On January 10, 2011 the Company filed an amendment to its Articles of Incorporation to change its name to Flex Fuel Technologies, Inc.

The Company is an alternative energy / alternative fuels (biofuels) company that intends to manufacture and distribute an E85 conversion kit.

The Company has not generated any revenues to date and has limited operations and in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC topic 915) is considered to be in the development stage.

Basis of Presentation

Our financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues, costs and expenses during the reporting period. Actual results could differ from the estimates.

Going Concern

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The Company has not generated any revenues to date and has not enacted its entire business plan as of May 31, 2013. In addition, the Company has a working capital deficit in the amount of $486,545 and does not have sufficient capital to fund its operations for the next twelve months. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plan is to raise additional funds through the issuance of notes payable and sale of its common stock in order to implement its business plan. There can be no assurances that we will be successful in raising additional capital resources. If we are not successful, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

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NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Cash equivalents are comprised of certain highly liquid investments with maturities of three months or less when purchased. The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses related to this concentration of risk. As of May 31, 2013 the Company did not have deposits in excess of federally-insured limits.

Deferred Financing Costs

Debt financing costs are amortized over the contractual term of the underlying note payable using the effective interest method. If debt is retired prior to the end of its contractual term, the unamortized deferred financing costs are expensed in the period of retirement to interest expense.

Income Taxes

Deferred tax assets and liabilities are recognized currently for the future tax consequences attributable to the temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets if it is more likely that such assets will not be realized. We consider all available evidence, both positive and negative, to determine whether, based on the weight of that evidence, a valuation allowance is needed for some portion or all of a net deferred tax asset. Judgment is used in considering the relative impact of negative and positive evidence. In arriving at these judgments, the weight given to the potential effect of negative and positive evidence is commensurate with the extent to which it can be objectively verified. We record a valuation allowance to reduce our deferred tax assets and review the amount of such allowance annually. When we determine certain deferred tax assets are more likely than not to be utilized, we will reduce our valuation allowance accordingly.

As of May 31, 2013 for the period from July 21, 2008 (inception) through May 31, 2013, we did not recognize any assets or liabilities relative to uncertain tax positions, nor do we anticipate any significant unrecognized tax benefits will be recorded during the next 12 months. Any interest or penalties related to unrecognized tax benefits is recognized in income tax expense. Since there are no unrecognized tax benefits as a result of tax positions taken, there are no accrued penalties or interest. We are subject to tax audits for our U.S. federal and certain state tax returns for the tax years ending December 31, 2012, 2011, 2010 and 2009. Tax audits by their very nature are often complex and can require several years to complete.

49

Fair Value of Financial Instruments

The Company's financial instruments include cash, accounts payable and other accrued expenses and notes payable. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at September 30, 2012. The fair value hierarchy under GAAP distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

•	Level 1 – Quoted market prices for identical assets or liabilities;

•	Level 2 – Inputs other than level one inputs that are either directly or indirectly observable; and

•	Level 3 –Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. We will evaluate our hierarchy disclosures each quarter.

The Company does not have any assets or liabilities measured at fair value on a recurring basis as of May 31, 2013. The Company did not have any fair value adjustments for assets and liabilities measured at fair value on a nonrecurring basis during the period from August 22, 2008 (inception) to May 31, 2013.

Research and Development, Software Development Costs, and Internal Use Software Development Costs

Research and development costs are charged to operations as incurred.

Software development costs are accounted for in accordance with ASC Topic No. 985. Software development costs are capitalized once technological feasibility of a product is established and such costs are determined to be recoverable. For products where proven technology exists, this may occur very early in the development cycle. Factors we consider in determining when technological feasibility has been established include (i) whether a proven technology exists; (ii) the quality and experience levels of the individuals developing the software; (iii) whether the software is similar to previously developed software which has used the same or similar technology; and (iv) whether the software is being developed with a proven underlying engine. Technological feasibility is evaluated on a product-by-product basis. Capitalized costs for those products that are cancelled or abandoned are charged immediately to cost of sales. The recoverability of capitalized software development costs is evaluated on the expected performance of the specific products for which the costs relate.

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Internal use software development costs are accounted for in accordance with ASC Topic No. 350 which requires the capitalization of certain external and internal computer software costs incurred during the application development stage. The application development stage is characterized by software design and configuration activities, coding, testing and installation. Training costs and maintenance are expensed as incurred, while upgrades and enhancements are capitalized if it is probable that such expenditures will result in additional functionality.

In accounting for website software development costs, we have adopted the provisions of ASC Topic No. 350. ASC Topic No. 350 provides that certain planning and training costs incurred in the development of website software be expensed as incurred, while application development stage costs are to be capitalized.

To date we have not capitalized any external or internal use software or website development costs.

Advertising Expenses

Advertising costs are expensed as incurred. The total advertising expenses included in the Statement of Operations for the 5-months period ended May 31, 2013 and for the period July 21, 2008 (inception) through May 31, 2013 were $-0- and $2,906, respectively.

Beneficial Conversion Features

The intrinsic value of a beneficial conversion feature inherent to a convertible note payable, which is not bifurcated and accounted for separately from the convertible note payable and may not be settled in cash upon conversion, is treated as a discount to the convertible note payable. This discount is amortized over the period from the date of issuance to the date the note is due using the effective interest method. If the note payable is retired prior to the end of its contractual term, the unamortized deferred financing costs are expensed in the period of retirement to interest expense.

In general, the beneficial conversion feature is measured by comparing the effective conversion price, after considering the relative fair value of detachable instruments included in the financing transaction, if any, to the fair value of the common shares at the commitment date to be received upon conversion.

Fixed Assets

The Company records its fixed assets at historical cost. The Company expenses maintenance and repairs as incurred. Upon disposition of fixed assets, the gross cost and accumulated depreciation are written off and the difference between the proceeds and the net book value is recorded as a gain or loss on sale of assets. The Company depreciates its fixed assets over their respective estimated useful lives of three years.

51

Research and Development

In accordance with ASC Topics 985 and 350 the Company has recorded all costs incurred to establish the technological feasibility of computer software product to be sold, leased, or otherwise marketed are researched and development costs. For the 5-months period ended May 31, 2013 and for the period July 21, 2008 (inception) through May 31, 2013 the Company recorded research and development costs of $-0- and $258,566 respectively.

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed and determinable, and collectability is reasonably assured. Determining whether some or all of these criteria have been met involves assumptions and judgments that can have a significant impact on the timing and amount of revenue the Company reports.

Earnings (Loss) Per Share

Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings (loss) per share is calculated based on the weighted average shares of Common Stock outstanding during the period plus the dilutive effect of outstanding Common Stock purchase warrants and stock options using the treasury stock method and the dilutive effects of convertible securities using the if-converted method. Basic and diluted loss per share were the same for all periods reported as there were no common stock equivalents outstanding and the net losses attributable to common shareholders for all periods reported.

Stock Based Compensation

The Company adopted FASB ASC Topic 718 – Compensation – Stock Compensation (formerly SFAS 123R), which establishes the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. For stock based compensation the Company recognizes an expense in accordance with FASB ASC Topic 718 and values the equity securities based on the fair value of the security on the date of grant. Stock option awards are valued using the Black-Scholes option-pricing model.

The Company accounts for stock issued to non-employees where the value of the stock compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached, or (b) at the date at which the necessary performance to earn the equity instruments is complete.

52

Segment Reporting

The Company follows the provisions of ASC 280-10, "Disclosures about Segments of an Enterprise and Related Information”. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. The Company only operates in one reporting segment as of May 31, 2013 and for the 5-months period from July 21, 2008 (inception) through may 31, 2013.

Recently Issued Accounting Pronouncements

There are no other new accounting pronouncements adopted or enacted during the 5-months period ended May 31, 2013 that had, or are expected to have, a material impact on our financial statements

NOTE 3 – PROPERTY AND EQUIPMENT

May 31, 2013
Automotive equipment	$7,048
Accumulated depreciation	7,048
$—

NOTE 4 – TECHNOLOGY ACQUISITION AGREEMENT AND COMMITMENTS

On October 14, 2008 the Company entered into an agreement with Martech Performance Products, LLC (MPP) to acquire the exclusive rights to manufacture, market and sell throughout the United States and foreign countries a fuel saving device being developed by MPP. The purchase price is $250,000 in cash, 2,400,000 shares of common stock plus a royalty of $25 for each product unit sold by the Company, any affiliate, or sublicensee.

The payment terms include the payment of a nonrefundable initial lump-sum payment of $10,000, and deliver a test vehicle to MPP to finish development of the product. Within three weeks after the initial lump-sum payment MPP will provide a product unit for review and approval by the Company. Upon delivery and acceptance, the Company will pay to MPP a second nonrefundable lump-sum payment of $10,000 toward the $250,000 purchase price.

Upon receipt of an accepted unit from MPP, the Company will pursue testing for EPA approval as follows:

•	15 days after the start of testing the Company will pay MPP 20% of the funds that the Company has raised from investors toward the $250,000 purchase price on the 15th of each month. Within six months of the start of testing the Company shall pay the remaining balance of the $250,000 purchase price in full and will issue 6% of any then outstanding ownership (determined on a fully diluted basis) of the Company to MPP, free and clear of any liens, claims or encumbrances. On February 7, 2011, the Company issued 2,400,000 shares to satisfy this requirement.
53

•	Upon acceptance of the first product unit, MPP will deliver 10 more units to be used for export sales, engineering development and compliance testing. At the time of delivery, the Company will pay reasonable production costs of each unit to MPP, estimated to be $500 to $700 each.
•	MPP will provide additional assistance, including manufacturing set-up, engineering, technical and other support assistance to the Company, its prospective investors, dealers, manufacturers, and distributors at the rate of $75 per hour, subject to reasonable annual increases.

The Company will also pay to MPP a royalty equal to $25 for each product unit sold by the Company.

The agreement commenced on October 14, 2008 and shall remain in force for perpetuity, unless terminated for breach or default by either party upon 30 days notice.

At May 31, 2013, the balance due on the purchase price is $230,000 and is included in accounts payable in the accompanying balance sheet.

NOTE 5 – BRIDGE NOTES PAYABLE

In October, 2009, the Company issued 6% convertible promissory notes due in 180 days to seven individuals totaling $50,500. The notes are convertible at a 50% discount from the bid price. As a sweetener, the Company agreed to give each note holder an additional 25,000 common shares for each $10,000 of principal balance. The proceeds from the notes payable were allocated between the common shares issued and the note with a discount on debt being recorded in the amount of $27,889. Additionally, the Company recorded a discount on debt in the amount of $22,611 related to the beneficial conversion feature of these notes.

During the year ended December 31, 2010, the Company issued $40,000 of 6% convertible promissory notes also with a 180 day maturity and sweetener as indicated above. The proceeds from these notes payable were allocated between the common shares issued and the notes with $22,222 being recorded as discount on debt. The Company also recorded a discount on debt in the amount of $17,778 related to the beneficial conversion feature of these notes.

During the year ended December 31, 2011, the Company issued $41,750 of 6% convertible promissory notes also with a 180 day maturity and sweetener as indicated above. The proceeds from these notes payable were allocated between the common shares issued and the notes with $14,826 being recorded as discount on debt. The

Company also recorded a discount on debt in the amount of $12,083 related to the beneficial conversion feature of these notes.

As of May 31, 2013, the convertible notes payable and associated accrued interest is convertible into approximately 724,000 shares of common stock.

54

The intrinsic value of a beneficial conversion feature inherent to a convertible note payable, which is not bifurcated and accounted for separately from the convertible note payable and may not be settled in cash upon conversion, is treated as a discount to the convertible note payable. This discount is amortized over the period from the date of issuance to the date the note is due using the effective interest method. If the note payable is retired prior to the end of its contractual term, the unamortized discount is expensed in the period of retirement to interest expense. In general, the beneficial conversion feature is measured by comparing the effective conversion price, after considering the relative fair value of detachable instruments included in the financing transaction, if any, to the fair value of the common shares at the commitment date to be received upon conversion.

NOTE 6 – 12% CONVERTIBLE NOTES

The Company has issued $125,000 of convertible notes to eighteen note holders bearing interest at 12% per annum. The notes are convertible to common stock for a period of five years at a price of $.25 per share. The Company has determined that there is no beneficial conversion feature to the 12% convertible notes. During January 2010 the note holders elected to convert $115,000 of the notes plus accrued interest of $18,706 through the issuance 535,880 shares of common stock. In September, 2011, the remaining note holder elected to convert the remaining $10,000 plus accrued interest of $3,378 through the issuance of 64,000 shares of common stock.

NOTE 7 – STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock

The Company has 40,000,000 shares of $.00001 par value Common stock authorized at December 31, 2011 there were 14,893,130 and 14,863,130 shares outstanding at December 31, 2012 and 2011, respectively.

At inception, July 21, 2008, the Company issued 23,998,500 shares to its founders. These shares were issued at par.

On various dates between May 2009 and September 2009 the Company raised $15,625 through the sale of 62,500 shares of common stock in private placement transactions with accredited investors at a sales price of $.25 per common share.

In September 2009 the Company raised $5,000 through the sale of 200,000 shares of common stock in a private placement transaction with an accredited investor at a sales price of $.025 per share.

During October 2009, the Company issued 249,500 shares of common stock in connection with proceeds of $90,500 of convertible notes payable. The proceeds from the note were allocated to the shares issued based on the relative fair value of the securities. In connection with the debt, the Company has recorded $27,889 as a discount on the notes. Additionally, the

55

convertible notes payable had a beneficial conversion feature on the commitment date, and accordingly the Company has recorded additional paid in capital in the amount of $22,611 related to the conversion feature.

In January 2010 the Company issued 535,800 shares of common stock as repayment of $115,000 of convertible notes payable and $18,706 of accrued interest on the notes.

In February 2010 one of the Company’s founders surrendered 10,800,000 shares of common stock held by him. No consideration was given by the Company for the surrendered. These shares were cancelled and returned to authorized and unissued shares.

On various dates between June and December 31, 2010, the Company entered into convertible notes payable for proceeds of $40,000. The Company issued 200,000 shares of common stock in connection with the notes and recorded a discount related to the issuance of the common stock in the amount of $22,222 based on the relative fair value of the securities. The convertible notes payable had a beneficial conversion feature on the commitment date, and accordingly, the Company has recorded additional paid in capital in the amount of $17,778 related to the conversion feature.

On various dates during the year ended December 31, 2011 the Company issued 219,000 shares of common stock for proceeds of $39,750.

In September, 2011 the Company issued 64,000 shares of common stock as repayment of $10,000 of convertible notes payable and $3,378 of accrued interest on the notes.

On various dates during the year ended December 31, 2011, the Company entered into convertible notes payable for proceeds of $23,550. The Company issued 108,750 shares of common stock in connection with the notes and recorded a discount related to the issuance of the common stock in the amount of $14,827 based on the relative fair value of the securities. The convertible notes payable had a beneficial conversion feature on the commitment date, and accordingly, the Company has recorded additional paid in capital in the amount of $12,083 related to the conversion feature.

On October 4, 2011 the Company issued 25,000 common shares to an independent contractor for services performed. The Company valued the services at $.25 per share based on the market value of the stock on the issuance date totaling $6,250.

On January 6, 2012 the Company issued 8,000 shares of common stock for proceeds of $2,000.

On February 28, 2012 the Company issued 10,000 shares of common stock for proceeds of $2,500.

On March 1, 2012 the Company issued 12,000 shares of common stock for proceeds of $3,000.

56

Common Stock Subscribed

In December 2008, the Company entered into a two year advisory agreement with an individual and committed to the issuance of 40,000 shares in relation to this agreement. As of December 31, 2011 these shares have not yet been issued. The shares were valued at $.10 per share and are included in common stock subscribed as of December 31, 2011. As of the date of these financial statements these shares have not yet been issued.

In January and March 2009, the Company entered into two additional advisory agreements with individuals each with two year terms and committed to the issuance of 80,000 shares in relation to the agreements. As of the date of these financial statements these shares have not yet been issued.

In November 2009, pursuant to a Mutual Release Agreement, the Company has committed to issue 8,933,244 shares of the Company’s common stock for services rendered between July 2008 and continuing through January 2011. The shares were valued based on the value of the services provided which based on the contract was deemed to be $67,000. As of the date of these financial statements these shares have not yet been issued.

Pursuant to the Technology Agreement with Martech Performance Products, LLC the Company had committed to the issuance of 2,400,000 shares of common stock. The shares were valued at par and were issued in February 2011.

NOTE 8 – RELATED PARTY TRANSACTIONS

In July 2008 the Company entered into a consulting agreement with Trident Merchant Group (“TMG”) TMG is an entity under the control of Christopher Giordano, who is the brother of the Company’s President and Chief

Executive Officer. For the years ended December 31, 2012 and 2011, and for the period July 21, 2008 (inception) through December 31, 2012 the Company has recorded consulting fees of $ -0-, $-0- and $65,000, respectively.

To date, the Company has been provided secretarial, telephone and office space by an officer of the Company at no charge.

NOTE 9 – SUBSEQUENT EVENTS

Management has reviewed events that have occurred subsequent to the balance sheet date and determined that there were no events that require adjustment to or disclosure in the financial statements.

57

Flex Fuel Technologies, Inc.
(A Development Stage Enterprise)
Balance Sheets

	December 31,
	2012	2011
Assets

Current assets:
Cash	$60	$6,207
Prepaid expenses	—	—
Total current assets	60	6,207

Property and equipment, net	—	—

Total assets	$60	$6,207

Liabilities and stockholders' deficit

Current liabilities
Notes payable	$—	$—
Convertible bridge notes payable, net of discount of $-0- and
$5,170 respectively at December 31, 2012 and 2011	113,400	108,230
Accounts payable	237,500	237,500
Accrued interest	17,311	10,507
Accrued liabilities	91,020	49,290
Due to related party	400	—
Total current liabilities	459,631	405,527

Total liabilities	459,631	405,527

Stockholders' deficit
Common stock 40,000,000 $.00001 par value shares authorized
14,893,130 and 14,863,130 issued and outstanding respectively	149	148
Additional paid-in capital	338,710	331,211
Common stock subscribed	127,024	127,024
Deficit accumulated during the development stage	(925,454)	(857,703)

Total stockholders' deficit	(459,571)	(399,320)

Total liabilities and stockholders' deficit	$60	$6,207

The accompanying notes are an integral part of these financial statements

58

Flex Fuel Technologies, Inc.
(A Development Stage Enterprise)
Statements of Operations
			July 21, 2008
			(Inception)
	Year Ended		through
	December 31,	December 31,	December 31,
	2012	2011	2012

Revenues	$—	$—	$—

Operating expenses

Research and development	—	—	258,567
Officer and director compensation	50,000	50,000	243,018
Professional fees	—	15,250	159,472
Depreciation	—	1,175	7,048
General and administrative	5,778	27,408	100,780
Total operating expenses	55,778	93,833	768,885

Loss from operations	(55,778)	(93,833)	(768,885)

Other Income (Expense)
Interest income	0	—	314
Interest expense	(11,973)	(41,844)	(156,883)
	(11,973)	(41,844)	(156,569)

Net loss	$(67,751)	$(135,677)	$(925,454)

Net loss per common share	$(0.00)	$(0.01)

Weighted average shares outstanding	14,889,519	14,620,718

The accompanying notes are an integral part of these financial statements

59

Flex Fuel Technologies, Inc.
(A Development Stage Enterprise)
Statements of Stockholders' Deficit
					Deficit
					Accurmulated
			Additional	Common	During
	Common stock		Paid-In	Stock	Development
	Shares	Amount	Capital	Subscribed	Stage	Total
Balance, July 21, 2008	—	$—	$—	$—	$—	$—

Shares issued to Founders	23,998,500	240	—		—	240

Common stock subscribed	—	—	—	24	—	24

Net loss for the period from
July 21, 2008 (inception)
through December 31, 2008	—	—	—	—	(329,927)	(329,927)

Balance, December 31, 2008	23,998,500	240	—	24	(329,927)	(329,663)

Common stock issued for
cash	262,500	3	20,622	—	—	20,625

Common stock subscribed for
services and prepaid expenses	—	—	—	127,000		127,000

Common stock issued for
discount on convertible
notes payable	249,500	2	27,887	—	—	27,889

Intrinsic value of benefical conversion
feature of convertible notes payable	—	—	22,611	—	—	22,611

Net loss for the year ended
December 31, 2009	—	—	—	—	(209,143)	(209,143)

Balance, December 31, 2009	24,510,500	245	71,120	127,024	(539,070)	(340,681)

Common stock surrendered
and cancelled	(10,800,000)	(108)	108	—	—	—

60

Common stock issued for
repayment of notes payable
and accrued interest	535,880	5	133,701	—	—	133,706

Common stock issued for
discount on convertible
notes payable	200,000	2	22,220	—	—	22,222

Intrinsic value of beneficial conversion
feature of convertible notes payable			17,778	—		17,778

Net loss for the year ended
December 31, 2010	—	—	—	—	(182,956)	(182,956)

Balance, December 31, 2010	14,446,380	144	244,927	127,024	(722,026)	(349,931)

Common stock issued for cash	219,000	2	39,748			39,750

Common stock issued for
repayment of notes payable
and accrued interest	64,000	1	13,377			13,378

Common stock issued for
discount on convertible
notes payable	108,750	1	14,826			14,827

Common stock issued for services	25,000	—	6,250			6,250

Intrinsic value of beneficial conversion
features of convertible notes payable			12,083			12,083

Net loss for the year ended
December 31, 2011					(135,677)	(135,677)

Balance, December 31, 2011	14,863,130	148	331,211	127,024	(857,703)	(399,320)

	30,000	1	7,499			7,500

Net loss for the year ended
December 31, 2012					(67,751)	(67,751)
	14,893,130	$149	$338,710	$127,024	($925,454)	($459,571)

The accompanying notes are an integral part of these financial statements

61

Flex Fuel Technologies, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows
			July 21, 2008
			(Inception)
	Year Ended	Year Ended	through
	December 31,	December 31,	December 31,
	2012	2011	2012

Net loss	$(67,751)	$(135,677)	$(925,454)
Adjustments to reconcile net loss to
net cash provided by operations
Depreciation and amortization	—	1,175	7,048
Amortization of debt discount	5,170	34,990	117,410
Common stock issued and subscribed for services	—	6,250	133,514
Common stock issued for accrued interest payable	—	—	18,706
Changes in assets and liabilities
Prepaid expenses	—	2,000	—
Accounts payable	—	—	237,500
Accrued interest	6,804	6,854	20,689
Accrued liabilities - other	41,729	19,956	91,019
Due to related party	—	—	—
Net cash used by operations	(14,048)	(64,452)	(299,568)

Cash flows used in investing activities
Acquisition of property and equipment	—	—	(7,048)
Cash flows used in investing activities	—	—	(7,048)

Cash flows from financing activities:
Proceeds from issuance of convertible notes payable	—	—	125,000
Proceeds from related party loans	400	—	400
Proceeds from issuance of convertible bridge notes payable	—	22,900	113,400
Proceeds from common stock issuance	7,500	39,750	67,875
Cash flows from financing activities	7,900	62,650	306,675

Increase in cash	(6,148)	(1,802)	59

Cash - Beginning	6,207	8,009	—

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Cash - Ending	$59	$6,207	$59

Supplemental Disclosures of Cash Flow Information:

Interest paid	$—	$—	$79

Income taxes paid	$—	$—	$—

Noncash Investing and Financing Activities:
Common stock issued for repayment of notes payable	$—	$28,205	$143,205
Common stock issued for discount on convertible
notes payable	$—	$12,083	$59,416

The accompanying notes are an integral part of these financial statements

63

FLEX FUEL TECHNOLOGIES, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 & 2011

NOTE 1 – NATURE OF OPERATIONS

Organization and Nature of Business

On July 21, 2008, the Company was incorporated in the State of Nevada as Cutversion Technologies, Corp. On January 10, 2011 the Company filed an amendment to its Articles of Incorporation to change its name to Flex Fuel Technologies, Inc.

The Company is an alternative energy / alternative fuels (biofuels) company that intends to manufacture and distribute an E85 conversion kit.

The Company has not generated any revenues to date and has limited operations and in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC topic 915) is considered to be in the development stage.

Basis of Presentation

Our financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues, costs and expenses during the reporting period. Actual results could differ from the estimates.

Going Concern

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The Company has not generated any revenues to date and has not enacted its entire business plan as of December 31, 2012. In addition, the Company has a working capital deficit in the amount of $459,572 and does not have sufficient capital to fund its operations for the next twelve months. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plan is to raise additional funds through the issuance of notes payable and sale of its common stock in order to implement its business plan. There can be no assurances that we will be successful in raising additional capital resources. If we are not successful, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

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NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Cash equivalents are comprised of certain highly liquid investments with maturities of three months or less when purchased. The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses related to this concentration of risk. As of December 31, 2012 and December 31, 2011 the Company did not have deposits in excess of federally-insured limits.

Deferred Financing Costs

Debt financing costs are amortized over the contractual term of the underlying note payable using the effective interest method. If debt is retired prior to the end of its contractual term, the unamortized deferred financing costs are expensed in the period of retirement to interest expense.

Income Taxes

Deferred tax assets and liabilities are recognized currently for the future tax consequences attributable to the temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets if it is more likely that such assets will not be realized. We consider all available evidence, both positive and negative, to determine whether, based on the weight of that evidence, a valuation allowance is needed for some portion or all of a net deferred tax asset. Judgment is used in considering the relative impact of negative and positive evidence. In arriving at these judgments, the weight given to the potential effect of negative and positive evidence is commensurate with the extent to which it can be objectively verified. We record a valuation allowance to reduce our deferred tax assets and review the amount of such allowance annually. When we determine certain deferred tax assets are more likely than not to be utilized, we will reduce our valuation allowance accordingly.

As of December 31, 2012, December 31, 2011and for the period from July 21, 2008 (inception) through December 31, 2012, we did not recognize any assets or liabilities relative to uncertain tax positions, nor do we anticipate any significant unrecognized tax benefits will be recorded during the next 12 months. Any interest or penalties related to unrecognized tax benefits is recognized in income tax expense. Since there are no unrecognized tax benefits as a result of tax positions taken, there are no accrued penalties or interest. We are subject to tax audits for our U.S. federal and certain state tax returns for the tax years ending December 31, 2012, 2011, 2010 and 2009. Tax audits by their very nature are often complex and can require several years to complete.

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Fair Value of Financial Instruments

The Company's financial instruments include cash, accounts payable and other accrued expenses and notes payable. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at September 30, 2012. The fair value hierarchy under GAAP distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

•	Level 1 – Quoted market prices for identical assets or liabilities;

•	Level 2 – Inputs other than level one inputs that are either directly or indirectly observable; and

•	Level 3 –Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. We will evaluate our hierarchy disclosures each quarter.

The Company does not have any assets or liabilities measured at fair value on a recurring basis as of December 31, 2012 or December 31, 2011. The Company did not have any fair value adjustments for assets and liabilities measured at fair value on a nonrecurring basis during the period from August 22, 2008 (inception) to December 31, 2012.

Research and Development, Software Development Costs, and Internal Use Software Development Costs

Research and development costs are charged to operations as incurred.

Software development costs are accounted for in accordance with ASC Topic No. 985. Software development costs are capitalized once technological feasibility of a product is established and such costs are determined to be recoverable. For products where proven technology exists, this may occur very early in the development cycle. Factors we consider in determining when technological feasibility has been established include (i) whether a proven technology exists; (ii) the quality and experience levels of the individuals developing the software; (iii) whether the software is similar to previously developed software which has used the same or similar technology; and (iv) whether the software is being developed with a proven underlying engine. Technological feasibility is evaluated on a product-by-product basis. Capitalized costs for those products that are cancelled or abandoned are charged immediately to cost of sales. The recoverability of capitalized software development costs is evaluated on the expected performance of the specific products for which the costs relate.

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Internal use software development costs are accounted for in accordance with ASC Topic No. 350 which requires the capitalization of certain external and internal computer software costs incurred during the application development stage. The application development stage is characterized by software design and configuration activities, coding, testing and installation. Training costs and maintenance are expensed as incurred, while upgrades and enhancements are capitalized if it is probable that such expenditures will result in additional functionality.

In accounting for website software development costs, we have adopted the provisions of ASC Topic No. 350. ASC Topic No. 350 provides that certain planning and training costs incurred in the development of website software be expensed as incurred, while application development stage costs are to be capitalized.

To date we have not capitalized any external or internal use software or website development costs.

Advertising Expenses

Advertising costs are expensed as incurred. The total advertising expenses included in the Statement of Operations for the years ended December 31, 2012 and 2011, and for the period July 21, 2008 (inception) through December 31, 2012were $-0-, $-0- and $2,906, respectively.

Beneficial Conversion Features

The intrinsic value of a beneficial conversion feature inherent to a convertible note payable, which is not bifurcated and accounted for separately from the convertible note payable and may not be settled in cash upon conversion, is treated as a discount to the convertible note payable. This discount is amortized over the period from the date of issuance to the date the note is due using the effective interest method. If the note payable is retired prior to the end of its contractual term, the unamortized deferred financing costs are expensed in the period of retirement to interest expense.

In general, the beneficial conversion feature is measured by comparing the effective conversion price, after considering the relative fair value of detachable instruments included in the financing transaction, if any, to the fair value of the common shares at the commitment date to be received upon conversion.

Fixed Assets

The Company records its fixed assets at historical cost. The Company expenses maintenance and repairs as incurred. Upon disposition of fixed assets, the gross cost and accumulated depreciation are written off and the difference between the proceeds and the net book value is recorded as a gain or loss on sale of assets. The Company depreciates its fixed assets over their respective estimated useful lives of three years.

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Research and Development

In accordance with ASC Topics 985 and 350 the Company has recorded all costs incurred to establish the technological feasibility of computer software product to be sold, leased, or otherwise marketed are researched and development costs. For the years ended December 31, 2012 and 2011 and for the period July 21, 2008 (inception) through December 31, 2012 the Company recorded research and development costs of $-0-, $-0- and $258,566 respectively.

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed and determinable, and collectability is reasonably assured. Determining whether some or all of these criteria have been met involves assumptions and judgments that can have a significant impact on the timing and amount of revenue the Company reports.

Earnings (Loss) Per Share

Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings (loss) per share is calculated based on the weighted average shares of Common Stock outstanding during the period plus the dilutive effect of outstanding Common Stock purchase warrants and stock options using the treasury stock method and the dilutive effects of convertible securities using the if-converted method. Basic and diluted loss per share were the same for all periods reported as there were no common stock equivalents outstanding and the net losses attributable to common shareholders for all periods reported.

Stock Based Compensation

The Company adopted FASB ASC Topic 718 – Compensation – Stock Compensation (formerly SFAS 123R), which establishes the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. For stock based compensation the Company recognizes an expense in accordance with FASB ASC Topic 718 and values the equity securities based on the fair value of the security on the date of grant. Stock option awards are valued using the Black-Scholes option-pricing model.

The Company accounts for stock issued to non-employees where the value of the stock compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached, or (b) at the date at which the necessary performance to earn the equity instruments is complete.

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Segment Reporting

The Company follows the provisions of ASC 280-10, "Disclosures about Segments of an Enterprise and Related Information”. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. The Company only operates in one reporting segment as of December 31, 2012 and December 31, 2011and for the years ended December 31, 2012 and 2011 and for the period from July 21, 2008 (inception) through December 31, 2012.

Recently Issued Accounting Pronouncements

There are no other new accounting pronouncements adopted or enacted during the year ended December 31, 2012 that had, or are expected to have, a material impact on our financial statements

NOTE 3 – PROPERTY AND EQUIPMENT

	December 31, 2012	December 31, 2011

Automotive equipment	$7,048	$5,873
Accumulated depreciation	7,048	(5,873)
	$—	$—

NOTE 4 – TECHNOLOGY ACQUISITION AGREEMENT AND COMMITMENTS

On October 14, 2008 the Company entered into an agreement with Martech Performance Products, LLC (MPP) to acquire the exclusive rights to manufacture, market and sell throughout the United States and foreign countries a fuel saving device being developed by MPP. The purchase price is $250,000 in cash, 2,400,000 shares of common stock plus a royalty of $25 for each product unit sold by the Company, any affiliate, or sublicensee.

The payment terms include the payment of a nonrefundable initial lump-sum payment of $10,000, and deliver a test vehicle to MPP to finish development of the product. Within three weeks after the initial lump-sum payment MPP will provide a product unit for review and approval by the Company. Upon delivery and acceptance, the Company will pay to MPP a second nonrefundable lump-sum payment of $10,000 toward the $250,000 purchase price.

Upon receipt of an accepted unit from MPP, the Company will pursue testing for EPA approval as follows:

•	15 days after the start of testing the Company will pay MPP 20% of the funds that the Company has raised from investors toward the $250,000 purchase price on the 15th of each month. Within six months of the start of testing the Company shall pay the remaining balance of the $250,000 purchase price in full and will issue 6% of any then
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outstanding ownership (determined on a fully diluted basis) of the Company to MPP, free and clear of any liens, claims or encumbrances. On February 7, 2011, the Company issued 2,400,000 shares to satisfy this requirement.

•	Upon acceptance of the first product unit, MPP will deliver 10 more units to be used for export sales, engineering development and compliance testing. At the time of delivery, the Company will pay reasonable production costs of each unit to MPP, estimated to be $500 to $700 each.
•	MPP will provide additional assistance, including manufacturing set-up, engineering, technical and other support assistance to the Company, its prospective investors, dealers, manufacturers, and distributors at the rate of $75 per hour, subject to reasonable annual increases.

The Company will also pay to MPP a royalty equal to $25 for each product unit sold by the Company.

The agreement commenced on October 14, 2008 and shall remain in force for perpetuity, unless terminated for breach or default by either party upon 30 days notice.

At December 31, 2012 and 2011the balance due on the purchase price is $230,000 and is included in accounts payable in the accompanying balance sheet.

NOTE 5 – BRIDGE NOTES PAYABLE

In October, 2009, the Company issued 6% convertible promissory notes due in 180 days to seven individuals totaling $50,500. The notes are convertible at a 50% discount from the bid price. As a sweetener, the Company agreed to give each note holder an additional 25,000 common shares for each $10,000 of principal balance. The proceeds from the notes payable were allocated between the common shares issued and the note with a discount on debt being recorded in the amount of $27,889. Additionally, the Company recorded a discount on debt in the amount of $22,611 related to the beneficial conversion feature of these notes.

During the year ended December 31, 2010, the Company issued $40,000 of 6% convertible promissory notes also with a 180 day maturity and sweetener as indicated above. The proceeds from these notes payable were allocated between the common shares issued and the notes with $22,222 being recorded as discount on debt. The Company also recorded a discount on debt in the amount of $17,778 related to the beneficial conversion feature of these notes.

During the year ended December 31, 2011, the Company issued $41,750 of 6% convertible promissory notes also with a 180 day maturity and sweetener as indicated above. The proceeds from these notes payable were allocated between the common shares issued and the notes with $14,826 being recorded as discount on debt. The Company also recorded a discount on debt in the amount of $12,083 related to the beneficial conversion feature of these notes.

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As of December 31, 2012, the convertible notes payable and associated accrued interest is convertible into approximately 724,000 shares of common stock.

The intrinsic value of a beneficial conversion feature inherent to a convertible note payable, which is not bifurcated and accounted for separately from the convertible note payable and may not be settled in cash upon conversion, is treated as a discount to the convertible note payable. This discount is amortized over the period from the date of issuance to the date the note is due using the effective interest method. If the note payable is retired prior to the end of its contractual term, the unamortized discount is expensed in the period of retirement to interest expense. In general, the beneficial conversion feature is measured by comparing the effective conversion price, after considering the relative fair value of detachable instruments included in the financing transaction, if any, to the fair value of the common shares at the commitment date to be received upon conversion.

During the years ended December 31, 2012 and 2011, $5,170 and $34,900 of deferred financing costs were amortized to interest expense. Deferred financing costs recorded from July 21, 2008 (date of Inception) through December 31, 2010 were $117,410.

NOTE 6 – 12% CONVERTIBLE NOTES

The Company has issued $125,000 of convertible notes to eighteen note holders bearing interest at 12% per annum. The notes are convertible to common stock for a period of five years at a price of $.25 per share. The Company has determined that there is no beneficial conversion feature to the 12% convertible notes. During January 2010 the note holders elected to convert $115,000 of the notes plus accrued interest of $18,706 through the issuance 535,880 shares of common stock. In September, 2011, the remaining note holder elected to convert the remaining $10,000 plus accrued interest of $3,378 through the issuance of 64,000 shares of common stock.

NOTE 7 – STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock

The Company has 40,000,000 shares of $.00001 par value Common stock authorized at December 31, 2011there were14,893,130 and 14,863,130 shares outstanding at December 31, 2012 and 2011, respectively.

At inception, July 21, 2008, the Company issued 23,998,500 shares to its founders. These shares were issued at par.

On various dates between May 2009 and September 2009 the Company raised $15,625 through the sale of 62,500 shares of common stock in private placement transactions with accredited investors at a sales price of $.25 per common share.

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In September 2009 the Company raised $5,000 through the sale of 200,000 shares of common stock in a private placement transaction with an accredited investor at a sales price of $.025 per share.

During October 2009, the Company issued 249,500 shares of common stock in connection with proceeds of $90,500 of convertible notes payable. The proceeds from the note were allocated to the shares issued based on the relative fair value of the securities. In connection with the debt, the Company has recorded $27,889 as a discount on the notes. Additionally, the convertible notes payable had a beneficial conversion feature on the commitment date, and accordingly the Company has recorded additional paid in capital in the amount of $22,611 related to the conversion feature.

In January 2010 the Company issued 535,800 shares of common stock as repayment of $115,000 of convertible notes payable and $18,706 of accrued interest on the notes.

In February 2010 one of the Company’s founders surrendered 10,800,000 shares of common stock held by him. No consideration was given by the Company for the surrendered. These shares were cancelled and returned to authorized and unissued shares.

On various dates between June and December 31, 2010, the Company entered into convertible notes payable for proceeds of $40,000. The Company issued 200,000 shares of common stock in connection with the notes and recorded a discount related to the issuance of the common stock in the amount of $22,222 based on the relative fair value of the securities. The convertible notes payable had a beneficial conversion feature on the commitment date, and accordingly, the Company has recorded additional paid in capital in the amount of $17,778 related to the conversion feature.

On various dates during the year ended December 31, 2011 the Company issued 219,000 shares of common stock for proceeds of $39,750.

In September, 2011 the Company issued 64,000 shares of common stock as repayment of $10,000 of convertible notes payable and $3,378 of accrued interest on the notes.

On various dates during the year ended December 31, 2011, the Company entered into convertible notes payable for proceeds of $23,550. The Company issued 108,750 shares of common stock in connection with the notes and recorded a discount related to the issuance of the common stock in the amount of $14,827 based on the relative fair value of the securities. The convertible notes payable had a beneficial conversion feature on the commitment date, and accordingly, the Company has recorded additional paid in capital in the amount of $12,083 related to the conversion feature.

On October 4, 2011 the Company issued 25,000 common shares to an independent contractor for services performed. The Company valued the services at $.25 per share based on the market value of the stock on the issuance date totaling $6,250.

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On January 6, 2012 the Company issued 8,000 shares of common stock for proceeds of $2,000.

On February 28, 2012 the Company issued 10,000 shares of common stock for proceeds of $2,500.

On March 1, 2012 the Company issued 12,000 shares of common stock for proceeds of $3,000.

Common Stock Subscribed

In December 2008, the Company entered into a two year advisory agreement with an individual and committed to the issuance of 40,000 shares in relation to this agreement. As of December 31, 2011 these shares have not yet been issued. The shares were valued at $.10 per share and are included in common stock subscribed as of December 31, 2011. As of the date of these financial statements these shares have not yet been issued.

In January and March 2009, the Company entered into two additional advisory agreements with individuals each with two year terms and committed to the issuance of 80,000 shares in relation to the agreements. As of the date of these financial statements these shares have not yet been issued.

In November 2009, pursuant to a Mutual Release Agreement, the Company has committed to issue 8,933,244 shares of the Company’s common stock for services rendered between July 2008 and continuing through January 2011. The shares were valued based on the value of the services provided which based on the contract was deemed to be $67,000. As of the date of these financial statements these shares have not yet been issued.

Pursuant to the Technology Agreement with Martech Performance Products, LLC the Company had committed to the issuance of 2,400,000 shares of common stock. The shares were valued at par and were issued in February 2011.

Loss Per Share

The computation of earnings per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements as follows:

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	Loss	Shares	Per Share
	(Numerator)	(Denominator)	Amount

Basic and diluted EPS:

For the year ended December 31, 2012 loss attributable to common shareholders	$(67,751)	14,889,519	$(0.00)

For the year ended December 31, 2011 loss attributable to common shareholders	$(135,677)	14,620,718	$(0,01)

NOTE 8 – RELATED PARTY TRANSACTIONS

In July 2008 the Company entered into a consulting agreement with Trident Merchant Group (“TMG”) TMG is an entity under the control of Christopher Giordano, who is the brother of the Company’s President and Chief Executive Officer. For the years ended December 31, 2012 and 2011, and for the period July 21, 2008 (inception) through December 31, 2012 the Company has recorded consulting fees of $ -0-, $-0- and $65,000, respectively.

To date, the Company has been provided secretarial, telephone and office space by an officer of the Company at no charge.

During the year ended December 31, 2012, the Company’s Chief Executive Officer loaned the Company $400 in the form of a non-interest bearing loan.

NOTE 9 – INCOME TAXES

At December 31, 2012 and 2011 deferred tax assets consist of the following: $315,000 and $300,000 which are offset by a valuation allowance of $315,000 and $300,000 respectively.

The Company has established a valuation allowance equal to the full amount of the deferred tax asset primarily due to uncertainty in the utilization of the net operating loss carry forwards.

As of December 31, 2012, the effective tax rate is lower than the statutory rate due to net operating losses.

The estimated net operating loss carry forwards of approximately $925,000 begin to expire in 2028 for both federal and state purposes.

NOTE 11 – SUBSEQUENT EVENTS

Management has reviewed events that have occurred subsequent to the balance sheet date and determined that there were no events that require adjustment to or disclosure in the financial statements.

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PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Flex Fuel Technologies, Inc.’s bylaws provide for the indemnification of a present or former director or officer. Flex Fuel Technologies indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Flex Fuel Technologies request as an officer or director. Flex Fuel Technologies may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Flex Fuel Technologies best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Statutes Section 78.7502, Flex Fuel Technologies shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no

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indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Flex Fuel Technologies in connection with the sale of the common stock being registered. Flex Fuel Technologies has agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Accounting		$9,200
SEC Electronic Filing	$
$
Transfer Agent	$
Total	$

RECENT SALES OF UNREGISTERED SECURITIES

During the past year, Flex Fuel Technologies, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

The Company has issued __________ shares of its common stock in private transactions for total consideration of $_______. The Company believes that the issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

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INDEX OF EXHIBITS

Exhibit No.	Description

3.1	Articles of Incorporation filed on July 21, 2008
3.2	Amendment to Articles of Incorporation filed on December 8, 2008
3.3	By-laws adopted on July 21, 2008
4.1	Specimen Common Stock Certificate
5.1	Opinion of Peter J. Vasquez, Esq.
23.1	Consent of Stan Lee, P.A.
23.2	Consent of Peter J. Vasquez, Esq. (see exhibit 5.1)
99.1	Subscription Agreement

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UNDERTAKINGS

The registrant hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

(iii)	Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the

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registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For determining liability of the undersigned registrant under the Securities Act to purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(iv)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(v)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant

(vi)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(vii)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of ________________, State of Florida on _______________, 2013.

FLEX FUEL TECHNOLOGIES, INC.

By:

----------------------------------

Michael Giordano

President, Secretary, Treasurer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on _________________, 2013:

Signature	Title

President, Secretary, Treasurer, and Director
Michael Giordano	Principal Executive Officer, Principal Financial
Officer and Principal Accounting Officer

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BACK COVER

Dealer Prospectus Delivery Obligation

Prior to the expiration of 90 days after the effective date of this registration statement or prior to the expiration of 90 days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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